================================================================================
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HOMESTAKE MINING COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                           HOMESTAKE MINING COMPANY
                             650 California Street
                        San Francisco, California 94108
[HOMESTAKE LOGO]

                               ----------------

                   Notice of Annual Meeting of Stockholders


                        Date:     April 28, 2000

                        Time:     11:00 a.m.

                        Location: Colonial Room
                                  Westin St. Francis Hotel
                                  335 Powell Street
                                  San Francisco, California


To the Holders of Homestake Mining Company Common Stock:
To the Holders of Homestake Canada Inc. Exchangeable Shares:
To the Holders of Homestake Mining Company CHESS Depository Interests:

  You are cordially invited to attend Homestake's 2000 Annual Meeting of Stockholders. At the Annual Meeting, we will report on matters of current interest to our Stockholders. In addition, we will ask you to:

  .  Elect three Class I directors;

  . Approve the Amended Homestake Mining Company Stock Option and Share Rights Plan--1996, which, among other changes, has been amended to increase by 12,000,000 the number of shares available under the Plan;

  . Approve the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2000;

  .  Consider the Stockholder Proposal described in the Proxy Statement; and

  . Consider and vote on any other business that properly comes before the meeting.

  If you were a record holder of Homestake Common Stock, Homestake Canada Inc. Exchangeable Shares, or Homestake CHESS Depository Interests at the close of business on March 6, 2000, you have the right to vote at the meeting.

  I look forward to seeing you on April 28th.

                                          Sincerely,

                                          /s/ Jack E. Thompson
                                          Jack E. Thompson
                                          Chairman and Chief Executive Officer


 Your vote is important. Whether you plan to attend or not, please sign, date and return the enclosed proxy card or voting instruction form in the envelope provided.

                                PROXY STATEMENT

                                    for the

                            HOMESTAKE MINING COMPANY
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 22, 2000

  The Homestake Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. We have sent you:

  . This Proxy Statement, which summarizes information you need to know to vote at the Annual Meeting;

  . If you are a holder of Homestake Common Stock, a proxy card, which you can use to vote your shares of Homestake Common Stock;

  . If you are a holder of Homestake Canada Inc. (HCI) Exchangeable Shares or Homestake CHESS Depository Interests, a voting instruction form, which you can use to give the voting instructions that indirectly permit you to vote at the Annual Meeting; and

  . Our 1999 Annual Report, which includes our financial statements and other important information about Homestake.

                          VOTING AT THE ANNUAL MEETING

Who is Entitled to Vote at the Annual Meeting

  The "record date" for the Annual Meeting is March 6, 2000. If you held Homestake Common Stock or HCI Exchangeable Shares in your name at the close of business on March 6, 2000, you are entitled to vote at the Annual Meeting. On March 6, 2000, there were outstanding 253,828,203 shares of Homestake Common Stock and 6,646,998 HCI Exchangeable Shares (excluding HCI Exchangeable Shares held by Homestake), for a total of 260,475,201 shares entitled to vote at the Annual Meeting. If you owned Homestake Common Stock or HCI Exchangeable Shares at March 6, 2000, but they are in the name of a broker, bank or other nominee, that broker, bank or other nominee votes on your behalf unless they give you or your designee a proxy. If you owned Homestake CHESS Depository Interests in your name at March 6, 2000, you need to give voting instructions to CHESS Depository Nominees Pty Ltd, who will vote the underlying shares of Homestake Common Stock as you instruct.

Voting your Shares

 Homestake Common Stock

  Each share of Homestake Common Stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Homestake Common Stock that you own.

  There are three ways to vote your shares of Homestake Common Stock on proposals at the Annual Meeting:

  . You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy" (one of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but don't give instructions on how to vote your shares, your shares will be voted as recommended by the Homestake Board as follows:

    .  "FOR" the election of the three director nominees;

    . "FOR" the Amended Homestake Mining Company Stock Option and Share Rights Plan--1996 which, among other changes, has been amended to increase by 12,000,000 the number of shares available under the Plan;

    . "FOR" the appointment of PricewaterhouseCoopers LLP as independent auditors for 2000; and

    .  "AGAINST" the Stockholder Proposal.

  . You can vote by telephone or by the internet by following the telephone or internet voting instructions that are included with your proxy card. If you vote by telephone or by the internet, don't return the proxy card.

  . You can attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That's the only way we can be sure that the broker, bank or other nominee has not already voted your shares.

 HCI Exchangeable Shares

  Your HCI Exchangeable Shares give you essentially the same economic rights and, indirectly, the same voting rights that you would have if you held Homestake Common Shares. You receive dividends from HCI that are equivalent to the dividends paid on Homestake Common Stock, except that your cash dividends are payable in Canadian dollars rather than U.S. dollars. (You don't share in dividends or distributions payable by HCI on the HCI Common Shares, all of which are owned by Homestake.) As we describe in the next paragraph, you also are entitled to exercise the same voting rights as a holder of Homestake Common Stock. (Except as required by Ontario law, you do not exercise voting rights as a shareholder of HCI.) That is the reason we are sending you this proxy material. Your HCI Exchangeable Shares are also exchangeable at any time for Homestake Common Stock on a one-to-one basis.

  Each HCI Exchangeable Share that you own in your name entitles you to one vote. Your voting instruction form shows the number of HCI Exchangeable Shares that you own.

  There are two ways to vote your HCI Exchangeable Shares:

  . You can vote by signing and returning the enclosed voting instruction form. The voting instruction form permits you to instruct Montreal Trust Company of Canada to vote in respect of your HCI Exchangeable Shares. Montreal Trust serves as the trustee under the Voting, Support and Exchange Trust Agreement that Homestake, HCI and Montreal Trust entered into when HCI Exchangeable Shares were first issued. As trustee, it holds a Special Voting Share of Homestake that enables it to vote on behalf of the HCI Exchangeable Shares on all matters presented to Homestake stockholders. You also can use your voting instruction form to name a proxy. You can name the persons designated by Homestake as your proxies, or you can designate another proxy. Montreal Trust must receive your voting instructions by 5:00 p.m. Vancouver, British Columbia time on Wednesday, April 26, 2000. That will give Montreal Trust enough time to tabulate the voting instructions and vote on your behalf. If you sign and return the voting instruction form but don't give instructions on how to vote your shares, Montreal Trust will vote as recommended by the Homestake Board on the four matters being considered.

  . You can attend the Annual Meeting and vote in person. Your voting instruction form permits you to name yourself as proxy. Bring your voting instruction form with you, naming yourself as proxy, and we will give you a ballot when you arrive. However, if your HCI Exchangeable Shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That's the only way we can be sure that the broker, bank or other nominee has not already instructed Montreal Trust to vote your HCI Exchangeable Shares.

  If you have any questions about your HCI Exchangeable Shares, you may call Wayne Kirk, Homestake's Secretary, at (415) 981-8150.

 Homestake CHESS Depository Interests

  Each Homestake CHESS Depository Interest represents beneficial ownership of one share of Homestake Common Stock, so each Homestake CHESS Depository Interest that you own at the March 6, 2000 record date entitles you to one vote. Your CDI Voting Instruction Form shows the number of Homestake CHESS Depository Interests that you own.

  . You can vote only by signing and returning the enclosed CDI Voting Instruction Form. The CDI Voting Instruction Form permits you to instruct CHESS Depository Nominees Pty Ltd to vote the underlying shares of Homestake Common Stock on your behalf. CHESS Depository Nominees Pty Ltd is the record holder of the Homestake Common Stock represented by your CHESS Depository Interests. CHESS Depository Nominees Pty Ltd must receive your voting instructions by 5:00 p.m. Sydney, Australia time on Thursday, April 27, 2000. That will give CHESS Depository Nominees Pty Ltd enough time to tabulate the voting instructions and vote on your behalf. If you sign and return the CDI Voting Instruction Form but don't give instructions on how to vote your shares, CHESS Depository Nominees Pty Ltd will vote as recommended by the Homestake Board on the four matters being considered.

 Additional Matters Presented at the Annual Meeting

  If you sign and return the proxy card for Homestake Common Stock or vote your shares by telephone or the Internet, and any matter is presented at the Annual Meeting in addition to the matters described in the Notice of Annual Meeting, the Homestake officers named as proxies will vote in their best judgment. If you give Montreal Trust authority to vote your HCI Exchangeable Shares, Montreal Trust has advised Homestake that it will vote on any such additional matters as recommended by Homestake's management. If you give CHESS Depository Nominees Pty Ltd authority to vote your Homestake CHESS Depository Interests, CHESS Depository Nominees Pty Ltd has advised Homestake that it will give authority to Homestake's management to vote in their best judgment on any such additional matters. When this Proxy Statement went to press, we were not aware of any matters to be considered at the Annual Meeting other than the matters described in the Notice of Annual Meeting.

Revoking your Proxy or Voting Instructions

 Revoking your Proxy for Homestake Common Stock

  If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  .  You may send another proxy card with a later date.

  . You may notify Wayne Kirk, Homestake's Secretary, in writing before the Annual Meeting that you have revoked your proxy.

  . You may attend the Annual Meeting, revoke your proxy, and vote in person.

 Revoking your Voting Instructions for HCI Exchangeable Shares

  If you give voting instructions to Montreal Trust or appoint a proxy, you may revoke the voting instructions or the proxy at any time before the shares are voted by doing any one of the following:

  . You may send another voting instruction form with a later date to Montreal Trust.

  . You may notify Wayne Kirk, Homestake's Secretary, in writing before the Annual Meeting that you have revoked your voting instruction or proxy.

  . You may attend the Annual Meeting, revoke your voting instructions to Montreal Trust, appoint yourself as proxy, and vote in person.

 Revoking your Voting Instructions for Homestake CHESS Depository Interests

  If you give voting instructions to CHESS Depository Nominees Pty Ltd, you may revoke the voting instructions at any time before 5:00 p.m., Sydney, Australia time on April 27, 2000 by sending another CDI Voting Instruction Form with a later date to CHESS Depository Nominees Pty Ltd.

Votes Required to Approve the Proposals

  Homestake Common Stock (including the shares represented by Homestake CHESS Depository Interests) and HCI Exchangeable Shares vote together as a single class. In the rest of this Proxy Statement, we use the term "Shares" to refer to both the Homestake Common Stock (including the shares represented by Homestake CHESS Depository Interests) and the HCI Exchangeable Shares, and we use the term "Stockholders" to refer to holders of Homestake Common Stock (including the holders of Homestake CHESS Depository Interests) and holders of HCI Exchangeable Shares.

  Election of Directors. Directors are elected by a plurality vote of Shares. This means that the three nominees receiving the highest number of votes will be elected, even if none receives a majority of the votes cast.

  Amended Homestake Mining Company Stock Option and Share Rights Plan--
1996. The Amended Homestake Mining Company Stock Option and Share Rights Plan--1996 which, among other changes, has been amended to increase by 12,000,000 the number of shares available under the Plan, must be approved by a majority of the Shares present at the Annual Meeting, provided that the total vote cast represents over 50% of all Shares entitled to vote.

  Appointment of Independent Auditors. The appointment of
PricewaterhouseCoopers LLP as our independent auditors for 2000 must be approved by a majority of the Shares present at the Annual Meeting.

  Stockholder Proposal. The Stockholder Proposal must be approved by a majority of the Shares present at the Annual Meeting.

  Other Proposals. If any other proposals are presented at the Annual Meeting and are in order for voting, the number of votes required for approval will depend on the nature of the proposal. Under Delaware law and the New York Stock Exchange rules that govern voting at our Stockholder Meetings, generally the number of votes required to approve a matter is a majority of the Shares represented at the Meeting or a majority of all Shares entitled to vote at the Meeting.

  Broker Votes, Non-Votes and Abstentions. If your broker holds your Shares in its name and you do not give the broker voting instructions, under the rules of the New York Stock Exchange, your broker may, but is not required to, vote your Shares on the election of directors and on the appointment of independent auditors. Your broker may not vote your Shares on the Amended Homestake Mining Company Stock Option and Share Rights Plan--1996 or on the Stockholder Proposal without your instruction. If you do not give your broker voting instructions and the broker does not vote your Shares, this is referred to as a "broker non-vote." Abstentions or broker non-votes have no effect on the election of directors. Abstentions or broker non-votes on the other proposals have the same effect as a vote "against" the proposals.

Failure of Holders of HCI Exchangeable Shares to Give Instructions to Montreal Trust

  If you hold HCI Exchangeable Shares and you do not sign and return the voting instruction form to Montreal Trust, Montreal Trust will NOT vote your HCI Exchangeable Shares.

Failure of Holders of Homestake CHESS Depository Interests to Give Instructions to CHESS Depository Nominees Pty Ltd.

  If you hold Homestake CHESS Depository Interests and you do not sign and return the CDI Voting Instruction Form to CHESS Depository Nominees Pty Ltd, CHESS Depository Nominees Pty Ltd will NOT vote your Homestake CHESS Depository Interests.

Quorum Requirement

  A quorum of Shares is necessary to hold a valid meeting. A quorum will exist if holders of at least a majority of the Shares outstanding are present at the Annual Meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum.

Solicitation Costs

  We are soliciting proxies and voting instructions on behalf of Homestake's Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. We have hired D.F. King & Co., Inc. to assist in the solicitation process. We will pay D.F. King $12,000, plus expenses.

  We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

                          SHARE OWNERSHIP INFORMATION

Ownership Guidelines

  Executives. In 1997, the Board of Directors established stock ownership guidelines for Company executives. We encourage, but do not require, Company executives to meet the guidelines within five to seven years. The guideline for the Chief Executive Officer is ownership of Shares having a value approximately equal to three times base salary. The guideline for the President is two times base salary, and for vice presidents the guidelines are either one or two times base salary, depending on the vice president's level of seniority and responsibility.

  Directors. We expect outside directors (that is, directors who are not employed by Homestake or any of our subsidiaries) to own Shares having a value approximately equal to three times the annual retainer paid to outside directors. The annual retainer is $20,000, so the expected level of ownership is Shares worth approximately $60,000. We expect current outside directors to achieve this level of stock ownership by the end of 2003. Outside directors who join the Board in the future will be expected to achieve this level of stock ownership within five years of the date he or she becomes a board member.

Share Ownership by Homestake Directors and Executives

  The following table shows the number of Shares beneficially owned by Homestake's directors, its five highest paid executives, and all of its directors and executives as a group at March 6, 2000. It also shows the number of shares those directors and executives have a right to acquire on or before May 6, 2000.

  Other than Robert H. Clark, Jr. (see note 2 below), no director or executive beneficially owns more than one percent of the 260,475,201 Shares outstanding on March 6, 2000. All directors and executives together beneficially own, and have the right to acquire on or before May 6, 2000, approximately 3.14% of the Shares deemed outstanding. This includes Shares held by Case, Pomeroy & Company, Inc.

                                                 Right to
                                              Acquire Shares Total Beneficially
                                 Beneficially  on or Before   Owned and Right
Name                             Owned Shares   May 6, 2000  to Acquire Shares
----                             ------------ -------------- ------------------
Gerhard Ammann.................       5,493             0            5,493
M. Norman Anderson(1)..........       5,242         6,193           11,435
Richard R. Burt................       1,553             0            1,553
Robert H. Clark, Jr.(2)........   6,450,009         1,961        6,451,970
Paul McClintock(3).............       9,823             0            9,823
John Neerhout, Jr..............       5,493         1,506            6,999
Peter J. Neff..................       3,973             0            3,973
Stuart T. Peeler...............      11,775         2,124           13,899
Carol A. Rae...................       1,733           383            2,116
Jack E. Thompson...............     112,765       453,375          566,140
Jeffrey L. Zelms...............       2,543             0            2,543
Lee A. Graber..................      24,855       160,825          185,680
Wayne Kirk.....................      30,368       252,200          282,568
William F. Lindqvist...........      22,188       170,475          192,663
Walter T. Segsworth............      12,897        98,075          110,972
All directors and executives as
 a group (23 persons)..........   6,744,420     1,496,225        8,240,645

--------
(1) Beneficially owned Shares includes 1,233 Shares owned by a wholly-owned company and 1,480 HCI Exchangeable Shares.

(2) Beneficially owned Shares includes 13,000 Shares owned by Mr. Clark's spouse and 6,411,776 Shares owned by Case, Pomeroy & Company, Inc. Mr. Clark is the Chairman, President and Chief Executive Officer and, with family members, is a principal shareholder of Case Pomeroy. The Shares owned by Mr. Clark, including the Shares owned by Case Pomeroy, represent approximately 2.48% of the Shares outstanding as of March 6, 2000.

(3) Beneficially owned Shares includes 7,230 Shares owned by a wholly-owned company and 1,360 Shares owned by a partly-owned company.

Significant Stockholders

  We have one Stockholder who beneficially owns five percent or more of the 260,475,201 Shares outstanding as of March 6, 2000.

Name and Address                                  Number of Shares  Percent of
of Beneficial Owner                              Owned Beneficially   Class
-------------------                              ------------------ ----------
August von Finck(1).............................     32,257,900(1)    12.38%(1)
 Pacellistrasse 4
 80333 Munich, Germany

--------
(1) Of the Shares shown, August von Finck owns 21,000,000 Shares, and three of his adult children own, 5,257,900, 3,000,000 and 3,000,000 Shares, respectively. Each of August von Finck and the three adult children disclaims beneficial ownership of the Shares held by the others.

  The information that appears in this table comes from reports filed with the United States Securities and Exchange Commission by Mr. von Finck and members of his family.

                                PROPOSAL NO. 1

                          ELECTION OF THREE DIRECTORS

  The Board of Directors of Homestake consists of 11 members, divided into three classes. One class is elected at each Annual Meeting of Stockholders to serve a three-year term. On April 28, 2000, one of the directors, Stuart T. Peeler, will be age 70 and will retire under the Company's mandatory retirement policy for directors. We have not nominated anyone to replace Mr. Peeler, so the Board of Directors will amend the Company's By-laws on April 28, 2000 to reduce the total number of Directors to 10.

  In addition to the retirement, the terms of the other three Class I directors will expire at the date of the Annual Meeting. We have renominated each of those three Class I directors. Two of the Class I Directors, Robert H. Clark, Jr. and Jeffrey L. Zelms, are being nominated to serve an additional three-year term, to expire at the Annual Meeting in 2003. One of the Class I directors who is being renominated, M. Norman Anderson, will be age 70 at the time of the 2001 Annual Meeting and will retire at that time under the Company's mandatory retirement policy for directors. There are seven other directors who are not up for election this year, and they will continue in office.

                     INFORMATION ABOUT THE HOMESTAKE BOARD

Directors Nominated This Year for Class I Director Terms Expiring in 2003

                             Age at
                            April 28, Director
 Director                      2000    Since       Biographical Information
 --------                   --------- --------     ------------------------
 M. Norman Anderson(1).....     69      1992   Mr. Anderson is President of
                                               Norman Anderson & Associates
                                               Ltd. (mining consultants). Mr.
                                               Anderson was a director of
                                               Homestake Canada Inc. (formerly
                                               International Corona
                                               Corporation ) from 1987 to
                                               1993, and was the Chairman of
                                               the Board of Directors of HCI
                                               from February 1991 to July
                                               1992, when the Company acquired
                                               HCI. He is a director of Solv-
                                               ex Corporation (tar sands
                                               processing), Finning
                                               International (construction
                                               equipment sales and service),
                                               Buenaventura S.A. (gold and
                                               silver mining) and Toronto
                                               Dominion Bank.

 Robert H. Clark, Jr. .....     59      1984   Mr. Clark has been Chairman
                                               since 1999, Chief Executive
                                               Officer since 1993, President
                                               since 1983, and a director
                                               since 1968 of Case, Pomeroy &
                                               Company, Inc. (mining, oil and
                                               gas, real estate). Mr. Clark is
                                               a director of FINOVA Group Inc.
                                               (financial services).

 Jeffrey L. Zelms..........     56      1997   Mr. Zelms has been the Vice
                                               Chairman since 1998, the Chief
                                               Executive Officer since 1992,
                                               and the President since 1986 of
                                               The Doe Run Company (lead, zinc
                                               and copper mining, lead
                                               fabrication and recycling). He
                                               is a director of the Phoenix
                                               Textile Corporation (linen
                                               supplier for the health
                                               industry).


              The Board of Directors recommends that you vote FOR
                 each of the directors nominated by Homestake.

--------
(1) Mr. Anderson will reach the Company's mandatory retirement age for directors and he will retire at the time of the 2001 Annual Meeting.

Continuing Class II Directors to Serve Until the 2001 Annual Meeting

                          Age at
                         April 28, Director
Director                   2000     Since                Biographical Information
--------                 --------- --------              ------------------------
Paul McClintock.........     50      1998   Mr. McClintock has been a director of McClintock
                                            Associates Pty Limited (investment banking) since
                                            1985. He was the chairman of Homestake Mining
                                            Company (Australia) Limited (formerly Plutonic
                                            Resources Limited) from 1996 until April 1998 when
                                            it was acquired by Homestake. He is the Chairman
                                            and a director of Ashton Mining Limited (diamond
                                            mining) and a director of Tower Life Australia
                                            Limited (life insurance and financial services).


John Neerhout, Jr.......     69      1989   Mr. Neerhout has been the Chairman of London and
                                            Continental Railways Ltd. (rail transportation)
                                            since April 1998. He was the Managing Director of
                                            Union Railways Limited from April 1997 until
                                            December 1998, and he was the Executive Chairman
                                            of London and Continental Railways Ltd. from April
                                            1998 until December 1998. Mr. Neerhout retired as
                                            Executive Vice President of Bechtel Group Inc.
                                            (engineering and construction) in October 1996, a
                                            position he held since 1986. Mr. Neerhout was also
                                            a director of and held executive positions with
                                            Bechtel Group Inc. and other of its affiliated
                                            companies before his retirement.


Jack E. Thompson........     50      1994   Mr. Thompson has been the Chairman of Homestake
                                            since July 1998, the Chief Executive Officer of
                                            Homestake since May 1996, and a director of
                                            Homestake since August 1994. He was President of
                                            the Company from August 1994 until April 1999. He
                                            was Executive Vice President--Canada of Homestake
                                            and President and Chief Executive Officer of Prime
                                            Resources Group Inc. and HCI from July 1992 until
                                            August 1994. He has held other positions with
                                            Homestake and its subsidiaries beginning in 1981.

Continuing Class II Directors to Serve Until the 2002 Annual Meeting

                          Age at
                         April 28, Director
Director                   2000     Since                Biographical Information
--------                 --------- --------              ------------------------
Gerhard Ammann(2).......     56      1998   Mr. Ammann, a chartered accountant, has been a
                                            partner with Mandataria Revision AG (consulting
                                            firm) since 1988. He is a director of Monarch
                                            Resources Ltd. (investment fund).


Richard R. Burt.........     53      1997   Mr. Burt has been the Chairman of IEP Advisors,
                                            Inc. (strategic and financial advisory services)
                                            since June 1993. He is also Vice Chairman of
                                            Anchor Gaming, Inc. (gaming software design) and
                                            Chairman of Weirton Steel Company (integrated
                                            steel producer). From April 1991 to June 1993, he
                                            was a partner in McKinsey & Company (management
                                            consultants). Mr. Burt was the United States
                                            Ambassador to the Federal Republic of Germany from
                                            1985 to 1989. He is a director of Archer Daniels
                                            Midland Company (processing and sales of
                                            agricultural commodities), Hollinger International
                                            Inc. (publishing), and HCL Technologies, Ltd.
                                            (network architecture).

--------
(2) Mr. Ammann was proposed as a director by August Von Finck, a significant Stockholder of the Company. See page 6.

                          Age at
                         April 28, Director
Director                   2000     Since                Biographical Information
--------                 --------- --------              ------------------------
Peter J. Neff...........     61      1998   Mr. Neff is an international business management
                                            consultant. He was previously employed by Rhone-
                                            Poulenc Inc. (chemicals and pharmaceuticals). He
                                            joined Rhone-Poulenc in 1987 as President and
                                            Chief Operating Officer and was elected Chief
                                            Executive Officer in 1991 and served as President
                                            and Chief Executive Officer until his retirement
                                            in December 1997. Mr. Neff is a director of UST
                                            Inc. (tobacco and wine manufacturer and
                                            distributor) and Envirogen, Inc. (environmental
                                            services).


Carol A. Rae............     53      1995   Ms. Rae has been the President and Chief Executive
                                            Officer of Integrated Media and Marketing, LLC
                                            (producer of educational video and multimedia
                                            products) since 1995, and the President of MedVal
                                            Technologies International, Inc. (manufacturer of
                                            orthopedic splints) since 1984. She has been a
                                            member of the Board of Directors of the U.S.
                                            Chamber of Commerce since 1994. She was Senior
                                            Vice President and General Manager of the
                                            Refractive Division of Chiron Vision Corporation
                                            (manufacturer of ophthalmic intraocular lenses)
                                            from 1994 until 1995 and Senior Vice President of
                                            Government Affairs of Chiron Vision from 1995
                                            until 1997. She was President and Chief Executive
                                            Officer of Magnum Diamond Corporation
                                            (manufacturer of surgical instruments) from 1989
                                            to 1995. She is a director of Fountain
                                            Pharmaceuticals, Inc. (skin care products).

Board Meetings and Committees

  In 1999, our full Board met 13 times.

  Our Board has seven standing committees:

  The Audit Committee monitors our financial reporting process and internal control system; reviews the annual financial statements and annual report on Form 10-K, the quality of and changes in accounting principles and other matters relating to the annual external audit; reviews the performance of our internal audit department and the external auditors; considers the reports of our external and internal auditors; and inquires about significant risks we face and the steps we are taking to deal with those risks. The Audit Committee also recommends to the Board which auditing firm we should retain for the next fiscal year. All of the members of the Audit Committee are "outside directors," that is, directors who are not employees of Homestake or any of our subsidiaries, and none of them receive compensation for services in any capacity other than as a director. The Audit Committee met three times during 1999.

  The Compensation Committee evaluates and recommends to the Board the compensation and benefits for our executives and key employees. The Compensation Committee also administers our stock and retirement plans. All of the members of the Compensation Committee are outside directors, and none of them receive compensation for services in any capacity other than as a director. The Compensation Committee met three times during 1999.

  The Director Affairs Committee reviews and evaluates candidates for director, including nominees recommended by our Stockholders. This committee also makes recommendations to the Board regarding standards of director performance, director compensation and stock ownership. All of the members of the Director Affairs Committee are outside directors. The Director Affairs Committee met three times during 1999. Applications and communications relating to candidates for director may be sent to Wayne Kirk, Homestake's Secretary, at the Company's office in San Francisco.

  The Environment, Health and Safety Committee oversees our compliance with environment, health and safety laws and policies. All of the members of the Committee are outside directors. The Environment, Health and Safety Committee met twice during 1999.

  The Executive Committee has authority to exercise most of the powers of the Board on an "as needed" basis when the Board is not in session. The Executive Committee did not meet during 1999.

  The Finance Committee makes recommendations to the Board about dividends, investments and financial matters. This committee also oversees the investments in our pension and savings plans. The Finance Committee met four times during 1999.

  The Committee of the Whole includes all outside directors. This Committee evaluates the state of the Company and its Strategic Plan, evaluates the performance of the Chief Executive Officer, and sets corporate goals and individual performance goals for the Chief Executive Officer. The Committee of the Whole met twice during 1999.

  During 1999, each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which he or she served. The average attendance at Board and Committee meetings was at least 94%.

Committee Membership Roster

----------------------------------------------------------------------------------------
                                                   Environ-
                                                    ment,
                                                    Health                     Committee
                                 Compen-  Director   and                        of the
          Name           Audit    sation  Affairs   Safety  Executive Finance    Whole
----------------------------------------------------------------------------------------
  Gerhard Ammann                    X                                    X         X
----------------------------------------------------------------------------------------
  M. Norman Anderson       X     Chairman             X         X              Chairman
----------------------------------------------------------------------------------------
  Richard R. Burt          X                 X                                     X
----------------------------------------------------------------------------------------
  Robert H. Clark, Jr.  Chairman                                X        X         X
----------------------------------------------------------------------------------------
  Paul McClintock                            X        X                  X         X
----------------------------------------------------------------------------------------
  John Neerhout, Jr.       X        X              Chairman     X                  X
----------------------------------------------------------------------------------------
  Peter J. Neff            X        X        X                                     X
----------------------------------------------------------------------------------------
  Stuart T. Peeler                           X                  X     Chairman     X
----------------------------------------------------------------------------------------
  Carol A. Rae                            Chairman    X                  X         X
----------------------------------------------------------------------------------------
  Jack E. Thompson                                          Chairman     X
----------------------------------------------------------------------------------------
  Jeffrey L. Zelms                  X        X        X                            X
----------------------------------------------------------------------------------------

                             Director Compensation

1998 Outside Directors'
Stock Compensation Plan......
                               The purpose of the 1998 Outside Directors' Plan is to encourage outside directors to own Homestake Common Stock. We think that stock ownership better aligns the interests of outside directors and our Stockholders. This Plan authorizes the Homestake Common Stock that is issued as part of the annual retainer and the share rights described below.

Annual Retainers.............  We pay our outside directors an annual retainer of $20,000:

                                   .  we pay $10,000 in cash; and

                                   . we pay $10,000 in Homestake Common Stock under our Outside Directors' Plan.

                               In addition, the Outside Directors' Plan permits an outside director to take any part of the cash portion of the annual retainer in Homestake Common Stock. If the outside director makes this election, he or she will receive one additional share of stock for each four shares paid in lieu of the cash portion of the retainer. The right to receive the additional shares vests in installments over a three-year period, subject to certain exceptions, and the outside director has to continue to be a director at the time of vesting.

                               We also pay an outside director who serves as the chairman of a committee an annual fee of $2,000.

Meeting Fees.................  We pay directors a fee of:

                                   .  $1,000 for each Board or committee
                                      meeting and for each day of the
                                      directors' annual mine visit; and

                                   .  $1,500 per trip if the outside director
                                      resides on another continent and travels to North America to attend Board or committee meetings.

Share Rights.................  Share rights granted under the Outside
                               Directors' Plan give an outside director the right to receive, for no additional consideration, Homestake Common Stock on the date the outside director stops serving as a Homestake director.

                               We grant an outside director 2,000 share rights when he or she joins the Board. On an annual basis, we also grant each outside director share rights for 1,000 shares of Homestake Common Stock as compensation for the prior year's service. Share rights are canceled if the director doesn't serve three full years from the date of grant, subject to certain exceptions.

Deferred Compensation          Outside directors can defer cash and stock
Plan ........................  compensation of $2,000 or more per year under our Deferred Compensation Plan. Cash amounts deferred are credited with interest equal to the monthly Moody's Corporate Bond Yield
                               Average (120% or such greater amount as the Compensation Committee may determine for persons who have participated in the Plan for at least five years). Stock amounts deferred are credited with dividend equivalents.

Retirement Plan..............  We provide qualifying outside directors with retirement benefits under the Outside
                               Directors' Retirement Plan. An outside director qualifies if he or she does not have a fully vested interest under one of our tax-qualified retirement plans for employees. The retirement benefit, which is fixed when the outside director retires, is equal to the sum of (i) $16,000 multiplied by the number of years the director served as an outside director prior to January 1, 2000, and (ii) $20,000 multipled by the number of years the director served as an outside director after January 1, 2000. The retirement benefit is paid in installments over the number of months he or she was an outside director.

Consulting Agreement with
McClintock Associates Pty
Limited .....................  Since October 1, 1998, McClintock Associates
                               Pty Limited has had a consulting agreement with Homestake Mining Company (Australia) Limited. Under that agreement, Paul McClintock provides advisory services in respect of Australian business and governmental affairs. For the period October 1, 1999 to September 30, 2000, McClintock Associates Pty Limited will receive the Australian dollar equivalent of $40,000 per year for services under the agreement. Paul McClintock is a director and shareholder of McClintock Associates Pty Limited.

                             EXECUTIVE COMPENSATION

  The following table shows the compensation paid for 1999, 1998 and 1997 to Jack E. Thompson and the other four executives who were the most highly paid in 1999. (Mr. Thompson and the other four executives are described below as the Named Officers.)

Summary Compensation Table

                                       Annual Compensation              Long-Term Compensation
                                    --------------------------     ---------------------------------
                                                                            Awards           Payout
                                                                   ------------------------- -------
                                                       Other
                                                       Annual       Restricted   Securities   LTIP   All Other
Name and                                               Compen-     Stock Awards  Underlying  Payouts  Compen-
Principal Position             Year  Salary   Bonus   sation(1)       ($)(2)     Options (#)   (%)    sation
------------------             ---- -------- -------- --------     ------------  ----------- ------- ---------
Jack E. Thompson.............  1999 $510,000 $285,000 $18,349(4)     $483,775(5)   209,000       0    $20,242(6)
 Chairman and Chief Executive                                          99,142(7)
 Officer(3)                    1998  490,000  300,000  18,393(4)      631,000(5)   252,600       0     21,174
                                                                       61,302(7)
                               1997  475,000  285,000  18,778(4)      475,950(5)   133,400       0     15,874
                                                                      136,810(7)
                                                                      213,738(8)


Lee A. Graber................  1999  200,600   60,400   1,670(9)      128,575(5)    58,000       0     11,888(10)
 Vice President,                                                       19,418(7)
 Corporate Development         1998  195,700   88,400   1,650(9)      159,000(5)    72,400       0     12,780
                               1997  190,000   78,500   1,450(9)       77,700(5)    38,300       0     11,372
                                                                       36,794(7)


Wayne Kirk...................  1999  373,700  105,900     250(11)     222,925(5)   109,900       0     14,743(12)
 Vice President,                                                       45,659(7)
 General Counsel               1998  364,600  148,500   5,511(11)     296,000(5)   134,800       0     15,382
 and Corporate Secretary                                                3,115(7)
                                                                       29,996(8)
                               1997  354,000  138,700   5,076(11)     223,725(5)    71,300       0     12,790
                                                                       31,738(7)
                                                                       15,000(8)


William F. Lindqvist.........  1999  246,000   33,850  13,438(13)     147,075(5)    72,300       0     13,204(14)
 Vice President, Exploration                                           37,905(7)
                                                                       50,776(8)
                               1998  240,000   50,400  13,445(13)     195,000(5)    88,700       0     19,724
                                                                       75,002(8)
                               1997  223,000   93,800  13,615(13)     146,775(5)    47,000       0     13,926


Walter T. Segsworth..........  1999  342,800   67,500   3,044(16)     276,575(5)   123,000       0     91,612(17)
 President and Chief                                                   14,773(7)
 Operating Officer(15)                                                101,248(8)
                               1998  155,958   42,669       0         231,250(5)    80,000       0     18,787
                                                                       62,142(7)

--------
 (1) The Securities and Exchange Commission does not require us to report the value of personal benefits for any year unless the total value exceeds the lesser of 10 percent of the executive's salary and bonus or $50,000.
 (2) In March 1997, the Compensation Committee adopted three restricted stock programs (described in notes 5, 7 and 8 below) designed to provide Vice Presidents and above with additional incentive to increase their ownership in the Company, which we think better aligns the interests of our senior executives and our Stockholders.
 (3) Mr. Thompson was appointed Chairman of the Board in July 1998. He also served as President until April 1999.
 (4) This consists of: for 1999, $1,349 (financial planning) and $17,000 (director's fees); for 1998, $1,393 (financial planning) and $17,000 (director's fees); and for 1997, $1,178 (financial planning) and $17,600 (director's fees).

 (5) This was the value at date of grant of restricted stock rights granted under the Performance Based Program. Under the Performance Based Program, the Compensation Committee grants restricted stock rights to senior executives. The rights vest over time if the performance goals set out in the restricted stock rights agreement are met. The executive has to continue to be employed on the vesting dates. Restricted stock rights under the Performance Based Program accrue dividend credits, and the dividend credit amounts are paid when the related stock rights vest. For 1999, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--52,300 shares; Mr. Graber--13,900 shares; Mr. Kirk--24,100 shares; Mr. Lindqvist--15,900 shares; and Mr. Segsworth--30,700 shares. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--63,100 shares; Mr. Graber--15,900 shares; Mr. Kirk--29,600 shares; Mr. Lindqvist--19,500 shares; and Mr. Segsworth--20,000 shares. For 1997, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--33,400 shares; Mr. Graber--8,400 shares; Mr. Kirk-- 15,700 shares; and Mr. Lindqvist--10,300 shares.
 (6) This consists of $9,600 (matching contribution to savings plan), $2,356 (imputed interest on split dollar life insurance), $2,192 (tax gross-up related to split dollar life insurance), and $6,094 (dividend credit amounts paid on vested stock under the Performance Based Program (see note 5) and the Bonus Stock Program (see note 8)).
 (7) This was the value at date of grant of restricted stock rights granted under the Matching Stock Award Program. Under the Matching Stock Award Program, the Compensation Committee grants restricted stock rights to senior executives. The rights entitle the executives to receive one Share of Homestake Common Stock for each three Shares owned by the senior executive that are "enrolled" with the Company. The enrolled Shares must be held for five years and the executive must continue to be employed during the five years for the matching Shares to vest. For 1999, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--10,436 shares; Mr. Graber--2,044 shares; Mr. Kirk-- 4,806 shares; Mr. Lindqvist--3,900 shares; and Mr. Segsworth--1,555 shares. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--7,910 shares; and Mr. Kirk--402 shares. For 1997, the amounts shown are the dollar values of the following share grants: Mr. Thompson--9,275 shares; Mr. Graber--3,872; and Mr. Kirk--2,151 shares.
 (8) This was the value at date of grant of restricted stock rights granted under the Bonus Stock Program. Under the Bonus Stock Program, the Compensation Committee gives senior executives the opportunity to exchange part or all of their annual cash bonuses (if paid) for restricted stock. The Shares awarded are equal in value to 150% of the cash foregone, and the Shares vest over time. The executive must continue to be employed on the vesting dates to receive the shares. Restricted stock rights under the Bonus Stock Program accrue dividend credits, and the dividend credit amounts are paid when the related stock rights vest. For 1999, the amounts shown in the table are the dollar values of the following share grants: Mr. Lindqvist--6,347 shares; and Mr. Segsworth-- 12,565 shares. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Kirk--2,526 shares; Mr. Lindqvist--6,316 shares; and Mr. Segsworth--5,233 shares. For 1997, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--18,894 shares; and Mr. Kirk--1,326 shares.
 (9) This consists of fees paid for financial planning.
(10) This consists of $9,600 (matching contribution to savings plan), $493 (imputed interest on split dollar life insurance), $395 (tax gross-up related to split dollar life insurance), and $1,400 (dividend credit amounts paid on vested stock under the Performance Based Program (see note 5)).
(11) This consists of: for 1999, fees paid for financial planning; and for 1998 and 1997, director's fees paid by a publicly held subsidiary.
(12) This consists of $9,600 (matching contribution to savings plan), $1,261 (imputed interest on split dollar life insurance), $1,173 (tax gross-up related to split dollar life insurance), and $2,709 (dividend credit amounts paid on vested stock under the Performance Based Program (see note 5) and the Bonus Stock Program (see note 8)).
(13) This consists of, for 1999, $3,438 (financial planning) and $10,000 (forgiveness of relocation loan); for 1998, $3,445 (financial planning) and $10,000 (forgiveness of relocation loan); and for 1997, $3,615 (financial planning) and $10,000 (forgiveness of relocation loan).
(14) This consists of $9,600 (matching contribution to savings plan), $917 (imputed interest on split dollar life insurance), $817 (tax gross-up related to split dollar life insurance), and $1,870 (dividend credit amounts paid on vested stock under the Performance Based Program (see note 5) and the Bonus Stock Program (see note 8)).
(15) Mr. Segsworth joined Homestake as Vice President, Canada in April 1998, and was appointed President and Chief Operating Officer in April 1999. Prior to April 1999, Mr. Segsworth was employed by our Canadian subsidiary and accordingly was paid in Canadian dollars. Canadian dollars have been converted into U.S. dollars at the rate of $0.6712 = $1 Canadian for 1999 and $0.6667 = $1 Canadian for 1998, in each case based on the Federal Reserve Bank of New York noon buying rate on the last business day of the year.

(16) This consists of $1,794 (financial planning) and $1,250 (forgiveness of relocation loan).
(17) This consists of $9,600 (matching contribution to savings plan), $1,708 (imputed interest on split dollar life insurance), $724 (tax gross-up related to split dollar life insurance), $1,294 (dividend credit amounts paid on vested stock under the Performance Based Program (see note 5) and the Bonus Stock Program (see note 8)), $967 (imputed income on long-term disability policy), $435 (imputed income on medical insurance), $31,250 (relocation allowance in connection with Mr. Segsworth's relocation from British Columbia to the San Francisco Bay Area, $29,407 (reimbursement of relocation expenses), and $16,227 (tax gross-up related to relocation allowance).

Deferred Compensation Plan

  We have a Deferred Compensation Plan that permits directors, officers and other key employees selected by the Compensation Committee to defer income. Participants may elect to defer each year from $2,000 up to 100 percent of their compensation. Cash amounts deferred are credited with interest equal to the monthly Moody's Corporate Bond Yield Average (120% or such greater amount as the Compensation Committee may determine for persons who have participated in the Plan for at least five years).

Stock Option Plan

 Options Granted

  This table gives certain information with respect to options to acquire common stock that were granted under our stock option plan during 1999 to the Named Officers.

                             OPTION GRANTS IN 1999

                                        % of
                                        Total                          Potential Realizable
                                       Options                           Value at Assumed
                           No. of      Granted                         Annual Rates of Stock
                         Securities      to                             Price Appreciation
                         Underlying   Employees Exercise or               for Option Term
                           Options    in Fiscal    Base     Expiration ---------------------
Name                     Granted(1)     Year    Price($/SH)    Date      5%(2)      10%(2)
----                     ----------   --------- ----------- ---------- ---------- ----------
Jack E. Thompson........  209,000       13.06      9.41      2/17/09   $1,555,374 $3,004,675
Lee A. Graber...........   58,000        3.62      9.41      2/17/09      320,630    833,833
Wayne Kirk..............  109,900        6.87      9.41      2/17/09      607,539  1,579,970
William F. Lindqvist....   72,300        4.52      9.41      2/17/09      399,682  1,039,416
Walter T. Segsworth.....   72,300                  9.41      2/17/09      399,682  1,039,416
                           50,700(3)     7.69      9.74      5/10/09      226,612    653,046

--------
(1) Granted at fair market value. Granted on February 17, 1999 and vest in 25 percent increments on the first through fourth anniversaries of the grant date. Vesting of options is accelerated in specified circumstances, including upon certain reorganizations and the commencement of certain tender offers.
(2) Compounded annually.
(3) Granted on May 10, 1999 on the same terms described in note (1).

Year-end Values

  This table shows the value of the options held by the Named Officers at the end of 1999. None of the Named Officers exercised options in 1999.

                        OPTION VALUES AT 1999 YEAR END

                                 No. of Securities       Value of Unexercised
                              Underlying Unexercised     In-The-Money Options
                                Options at Year-End           at Year-End
Name                         Exercisable/Unexercisable Exercisable/Unexercisable
----                         ------------------------- -------------------------
Jack E. Thompson............      300,100/479,175                $0/0
Lee A. Graber...............      121,600/134,400                 0/0
Wayne Kirk..................      167,625/252,225                 0/0
William F. Lindqvist........      134,350/166,450                 0/0
Walter T. Segsworth.........       40,000/163,000                 0/0

Retirement Programs

 Homestake Retirement Plan

  Our full-time, nonunion U.S. employees (about 455 persons at the end of 1999) participate in the Homestake Retirement Plan, a noncontributory defined benefit plan. Participants accrue benefits at the rate of two percent per year of service during the first 25 years and one-half percent for each year of service thereafter. Normal retirement age is 65. Participants at least 55 with five years of service can retire early with reduced benefits. The Retirement Plan is integrated with Social Security. A participant who retires at age 65 with 25 years of service will get a monthly benefit equal to one-half of his or her average monthly pay (salary and bonus) during the five years of highest pay, less one-half of the participant's Social Security benefits. There is a cost-of-living increase, up to a maximum of three percent per year. Benefits vest after five years of service. We make annual actuarially determined contributions to the Retirement Plan and do not segregate contributions by employees.

  The following table shows estimated annual payments under the Retirement Plan for retirees aged 65 with the years of service and levels of pay shown. The table includes amounts that may be payable under our Supplemental Retirement Plan described below (the SRP). The amounts are calculated on a straight life annuity basis and are shown before the Social Security offset mentioned above. For purposes of the Retirement Plan and the SRP, Messrs. Thompson, Graber, Kirk, Lindqvist and Segsworth had 18, 20, 7, 7 and 1 years of service at the end of 1999. For these plans, earnings include salary and bonus but exclude directors' fees and other benefits that are included in the Summary Compensation Table.

                           HOMESTAKE RETIREMENT PLAN

   Average Annual
      Earnings                         Years of Service
   (60 Consecutive   -----------------------------------------------------
   Highest Months)   10 Years 15 Years 20 Years 25 Years 30 Years 35 Years
   ---------------   -------- -------- -------- -------- -------- --------
      $250,000       $ 50,000 $ 75,000 $100,000 $125,000 $131,250 $137,500
       300,000         60,000   90,000  120,000  150,000  157,500  165,000
       350,000         70,000  105,000  140,000  175,000  183,750  192,500
       400,000         80,000  120,000  160,000  200,000  210,000  220,000
       450,000         90,000  135,000  180,000  225,000  236,250  247,500
       500,000        100,000  150,000  200,000  250,000  262,500  275,000
       550,000        110,000  165,000  220,000  275,000  288,750  302,500
       600,000        120,000  180,000  240,000  300,000  315,000  330,000
       650,000        130,000  195,000  260,000  325,000  341,250  357,500
       700,000        140,000  210,000  280,000  350,000  367,500  385,000

 Homestake Supplemental Retirement Plan

  The U.S. Internal Revenue Code puts a maximum yearly payment limit on benefits payable under qualified retirement plans. For 1999, that annual limit was $130,000. Federal law also limits the amount of pay that may be considered in determining the retirement benefits payable under qualified retirement plans. In 1999, that limit was $160,000 per year. Under the SRP, the Compensation Committee can authorize additional retirement payments for selected executives and key employees to make up the difference between the full amount of their pension as determined under the Retirement Plan and the maximum amount that may be paid by a qualified retirement plan under the law. These extra SRP payments are paid from a "rabbi trust" that we fund with contributions from time to time. The Named Officers participate in the SRP.

 Homestake Executive Supplemental Retirement Plan

  We also have an Executive Supplemental Retirement Plan (the ESRP) that allows us to pay additional retirement pay to executives and key employees selected by the Compensation Committee. A plan like the ESRP helps us to compete with other companies in getting and keeping highly qualified senior management. ESRP participants get service credit equal to 4 1/3% multiplied by years of service, up to a maximum of 15 years. Then we multiply service credit by the average monthly pay (salary and bonus) during the three years of highest pay to determine a monthly benefit. We reduce that monthly benefit by the benefits payable under all other Homestake retirement plans (except the contributory savings plans). Once the ESRP participant reaches age 65, we also reduce the benefit by one-half of Social Security and comparable foreign social security benefits. Participants can retire at age 62 after 10 years of continuous service. At any time after reaching age 55, a participant who (i) is at least age 55 with 10 years of service, or (ii) who has at least 15 years of service and who has been a participant in the ESRP for five years, or (iii) who is at least age 55 and who has been a participant in the ESRP for at least five years can ask for early retirement and receive a reduced benefit if the Compensation Committee approves. The amount of reduction depends on the number of years prior to age 62 the participant begins to take the early retirement benefit. If the Compensation Committee does not approve, the participant can still take early retirement benefits but with a further reduction in the amount of the benefits, with the amount of the further reduction also depending on the number of years prior to age 62 the participant elects to begin taking the early retirement benefit. The ESRP benefits are paid from the "rabbi trust" mentioned above. The following table shows estimated annual payments under the ESRP for a 62 year old retiree with the years of service and levels of pay shown. The amounts are calculated on a straight life annuity basis and are shown before the offsets for Social Security and comparable foreign programs, and before reduction for payments under our other retirement plans. The payments are not limited by the laws that apply to qualified plans. Messrs. Thompson, Graber, Kirk and Segsworth participate in the ESRP, and had 15, 15, 7 and 1 years of service credit at the end of 1999. Also at the end of 1999, Messrs. Thompson, Graber and Kirk had been participants in the ESRP for more than five years, and are vested in their number of years of credited service. Mr. Lindqvist was a Homestake employee once before and, following our 1992 acquisition of International Corona Corporation (now HCI), he was fully vested in his benefits under the Homestake ESRP with 15 years of deemed service. When he came back to Homestake in 1995, we agreed to recalculate his ESRP benefits based on the three years of highest pay after the date of re-employment, subject however to his completing five years of service from the date of re-employment, unless we terminate his employment for reasons other than cause.

               HOMESTAKE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

       Average Annual
          Earnings                                    Years of Service
       (36 Consecutive           ----------------------------------------------------------
       Highest Months)           10 Years                 13 Years                 15 Years
       ---------------           --------                 --------                 --------
        $250,000                 $108,333                 $140,833                 $162,500
         300,000                  130,000                  169,000                  195,000
         350,000                  151,667                  197,167                  227,500
         400,000                  173,333                  225,333                  260,000
         450,000                  195,000                  253,500                  292,500
         500,000                  216,667                  281,667                  325,000
         550,000                  238,333                  309,833                  357,500
         600,000                  260,000                  338,000                  390,000
         650,000                  281,667                  366,167                  422,500
         700,000                  303,333                  394,333                  455,000

Severance Agreements

  We have severance arrangements with the Named Officers under which they are entitled to benefits if there is a change of control of Homestake and certain other events occur. A change of control may occur in any of the following circumstances:

  . we are a party to a merger or combination and less than 62.5% (50% under certain circumstances) of the shares in the surviving public company are owned by our Stockholder group as it existed immediately before the transaction;

  .  we sell at least 75% of our assets (calculated at fair market value); or

  . a person or group (as defined in the SEC's rules) accumulates Stock with at least 25% in voting power in election of our directors.

For benefits to be payable under the arrangements, within two years after the change of control, the executive has to lose his job, other than for cause, or the executive has to resign after (i) a change in position, duties, responsibilities or status inconsistent with the executive's prior position
(ii) a reduction in responsibilities, titles, or offices as in effect immediately before the change of control, (iii) a reduction in salary or certain other benefits, or (iv) certain changes in location of employment. Benefits include:

  . a lump sum cash payment equal to two times (three times in the case of the Chief Executive Officer and the President) the highest annual salary and bonus during the three years before termination;

  . continued insurance and certain other fringe benefits for two years (three years in the case of the Chief Executive Officer and the President);

  .  vesting in 15 years of benefits under the ESRP;

  . accelerated vesting of stock options and full vesting in the restricted stock grants described in footnotes 5, 7 and 8 to the compensation table on page 14; and

  .  relocation assistance to the extent not provided by another employer.

Benefits also may include a tax gross-up for the participant if the value of the benefits that vest as a result of a change of control exceeds 2.99 times average annual compensation (all italicized words are as determined under the Internal Revenue Code) and results in the imposition of an excise tax on the participant. These benefits are in place of any severance benefits under our general severance policy.

                               PERFORMANCE GRAPH

  The following graph shows the cumulative total Stockholder return on Homestake Common Stock for the five years ended December 31, 1999, based on the market price of the Homestake Common Stock and assuming reinvestment of dividends, and compares it with the comparable cumulative total return of companies included in the Standard & Poor's 500 Index and the Standard & Poor's Gold & Precious Metals Mining Index.

  The Performance Graph is not be deemed to be incorporated by reference into any filing by Homestake under the Securities Act of 1933 or the Securities Exchange Act of 1934.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                      S&P GOLD &
                                                      PRECIOUS
                                                      METALS
Measurement Period           HOMESTAKE   S&P 500      MINING
(Fiscal Year Covered)        MINING      INDEX        INDEX
---------------------        ---------   ---------    ----------
FYE 12/94                    $100.00     $100.00      $100.00
FYE 12/95                    $ 92.00     $136.00      $113.00
FYE 12/96                    $ 85.00     $169.00      $112.00
FYE 12/97                    $ 54.00     $226.00      $ 73.00
FYE 12/98                    $ 56.00     $290.00      $ 64.00
FYE 12/99                    $ 48.00     $351.00      $ 62.00

* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                        COMPENSATION COMMITTEE REPORT*

  There are six members of the Compensation Committee of the Board of Directors. We are all outside directors in that none of us is an employee or former employee and none of us has any other service arrangements with the Company. We develop and administer the Company's executive compensation policies. We evaluate management's performance and recommend the compensation level for officers and key employees to the full Board of Directors. We also administer the Company's stock option and other stock based compensation plans and decide on the amount of stock options and other stock-based incentives to be granted to officers and key employees, and we administer the Deferred Compensation Plan, the Supplemental Retirement Plan and the Executive Supplemental Retirement Plan. In developing compensation policies, we use the services of Compensation Resources Group Inc. as our consultants. We also use the Homestake Human Resources Department to develop information about compensation policies and practices of companies with which Homestake competes for executive personnel.

  The Company's executive compensation program has the following objectives:

  . Attract and retain key executives critical to the long-term success of the Company by offering competitive compensation packages.

  . Make a significant portion of compensation variable, rewarding superior performance.

  . Align the interests of the Company's management with the interests of the Company's Stockholders by developing compensation programs that link compensation directly to increases in Stockholder value.

  . Maintain an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases.

  The basic compensation program includes both cash and long-term, stock-based compensation. Officers and key employees participate in the Company's Retirement Plan and also may participate in the Company's Savings Plan, which is generally available to all salaried employees and which provides for Company and employee matching contributions. In addition, if they are selected by the Compensation Committee, officers and key employees participate in the Company's Supplemental Retirement Plan and the Executive Supplemental Retirement Plan. Officers and key employees may also defer income under the Deferred Compensation Plan.

  Annual Cash Compensation. Annual cash compensation has two components, a base salary and a variable component. The objective is to provide a competitive compensation package, but one that emphasizes and rewards performance and success. With this in mind, the Company's policy is to pay base salaries that are generally competitive with the median of base salaries paid by comparable companies. We determine and recommend to the full Board a base salary for officers and key employees that takes into account individual performance, level of responsibility, experience and competitive factors. Competitive factors include general pay levels in other businesses, especially mining companies in the countries where the Company operates. To that end, the Company's Human Resources Department, under our direction, participates in and receives data from several surveys conducted by outside executive compensation consultants. In addition, the Human Resources Department conducts its own annual survey of salary increases in the mining industry. For 1999, this survey included Barrick Gold, Battle Mountain Gold, BHP, Cyprus, Echo Bay Mines, Hecla Mining, Independence, Kennecott, Kinross, Newmont Mining, Phelps Dodge, Placer Dome, Teck Mining and TVX. We use all of this information in recommending base salary levels, but we don't assign specific weight to any particular factor.

  The variable component of cash compensation is in the form of an annual bonus. In deciding on the bonus for each of the officers and key executives, we consider the Company's performance, the individual's performance and (where appropriate) departmental performance. Each officer and key employee is assigned a

--------
* The Compensation Committee Report shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

target bonus amount at the beginning of each year, based on his or her salary grade, that ranges from 20% to 50% of base salary. Also at the beginning of each year, both (i) Corporate Performance Objectives and
(ii) Department/Individual Performance Objectives are established and given weighting percentages. The Board of Directors also determines the portion of the bonus that is to be based on achievement of the Corporate Performance Objectives and the portion of the bonus that is to be based on achievement of the Department/Individual Performance Objectives. Beginning in 1999, the Board of Directors established a "Profitability Overlay" for the Corporate Performance Objectives, which adjusts that part of the bonus based on Corporate Performance Objectives depending on the Company's profitability. To decide on the amount of the bonus, we assign the various performance objectives a "performance factor," which is a subjective assessment of how successful the Company and the person were in achieving the objectives. Then we go through a two-step process. First, we determine the performance factor for each of the Corporate Performance Objectives and we multiply it by the weighting percentage for that Corporate Performance Objective. We then apply the Profitability Overlay to adjust for profitability, and we multiply the resulting percentage by that portion of the target bonus amount that is to be based on achievement of Corporate Performance Objectives. Next, we determine the performance factor for each of the individual's Department/Individual Performance Objectives, we multiply it by the weighting percentage for that Department/Individual Performance Objective, and then we multiply the resulting percentage by that portion of the target bonus amount that is to be based on achievement of the Department/Individual Performance Objectives. If results significantly exceed the objectives and the Company is much more profitable than expected at the beginning of the year, it is possible to earn a bonus up to three times the target bonus. As a result, under extraordinary circumstances, bonuses payable to particular individuals could equal as much as 60% to 150% of base salary. Each year, after we complete this analysis, we recommend bonuses for approval by the Board of Directors.

  The Corporate Performance Objectives established by the Board of Directors for 1999, and the relative weight assigned to each, were as follows:

  . 40%--Homestake share price to outperform the S&P Gold and Precious Metals Index (excluding Homestake) by 10%;

  . 30%--increase reserves net of production and increase mineralized material by 10%; and

  . 30%--exceed production budget by 50,000 ounces, reduce cash costs by 5% in local currencies, reduce all-injury frequency and severity by 5%, have no environmental spills that lead to regulatory citations, and ensure environmental audit findings are resolved.

  The Profitability Overlay for 1999 provided for a multiplier of zero if the Company had a net loss of $20 million, increasing to a multiplier of one if the Company was at break-even, and increasing to a multiplier of two if the Company had net income of $60 million. For senior executives other than the Chief Executive Officer, 50% of the 1999 bonus was to be based on the Corporate Performance Objectives, adjusted for the Profitability Overlay, and 50% was to be based on each participant's Department/Individual Performance Objectives. For the Chief Executive Officer, the Board of Directors decided that for 1999 it would review the performance of the Company and the personal performance of Mr. Thompson at the end of the year and determine an equitable and appropriate bonus under all of the circumstances.

  Long-term, stock-based compensation. The Company's executive compensation program also includes a Stock component. The purpose is to give officers and key employees an incentive to continue as employees of the Company over a long term and to align their long-range interests with those of our Stockholders by helping them increase their Stock ownership in the Company. In that way they can build a stake in the Company, the value of which will increase as the value of the Company's Stock increases. We believe that Stock-based compensation programs encourage key employees to maintain a long-term perspective.

  In 1996, Stockholders approved the Stock Option and Share Rights Plan--1996, which authorizes the issuance of stock options and other stock-based incentives, such as performance based and other types of restricted stock awards.

  For many years, the Company has used stock options to provide Stock-based compensation. We have the authority to decide on the recipients of stock option awards, the terms of options, and the number of shares subject to options. We grant stock options to a relatively limited number of employees who we believe can have a significant influence on Company policies and performance. For that reason, we granted stock options to about 130 employees in 1999 (approximately 11% of total Company employees). In addition, we granted options to eight employees of Kalgoorlie Consolidated Gold Mines Ltd, the 50% owned operator of our principal Australian joint venture. We believe that the number of options should give a strong incentive to increase share value, and that the number of options should increase in proportion to the relative potential influence of the particular employee on overall Company performance.

  In the first quarter of each year, we award stock options to officers and key employees of the Company and its subsidiaries and joint ventures. For each optionee, an annual target gain is established based on salary and a subjective evaluation of the perceived impact that he or she may have on the Company's success. We generally use the Black-Scholes option valuation formula to determine the appropriate number of stock options to be granted, with adjustments for particular employees where circumstances warrant. The Black-Scholes valuation formula is widely used by publicly held companies in the United States in granting stock options.

  We don't consider the number of outstanding options in determining annual option awards. The exercise price for options generally is determined by averaging the closing prices of the Stock on the New York Stock Exchange for the five trading days preceding the grant date. Options generally vest over a four-year period and have a 10-year term. In addition, from time to time we grant additional options to particular individuals in connection with significant promotions, in recognition of the fact that those persons have the potential to have a greater impact on the Company's future success. We also grant options in connection with the initial hiring of executives and key employees.

  In March 1997, we established stock ownership guidelines for the members of the Company's senior management as an additional means of aligning management's long-term interests with those of the Stockholders. We also decided that we should use restricted stock grants as a part of the Company's Stock-based compensation system, both to give senior management additional incentives to perform and remain with the Company, and to provide a means for them to increase their Stock ownership in the Company and meet the stock ownership guidelines. Accordingly, in March 1997, we approved three restricted stock programs.

  . Under the first program, we make restricted stock grants to members of senior management. These stock grants vest over time, but only if pre-established performance goals are met. Goals may include such things as improvements in earnings per share, increases in the value of the Company's Stock relative to other gold mining companies, and return on Stockholders' equity. In 1999, we made restricted stock grants for a total of 196,400 shares to 13 senior managers, and we set annual achievement goals. The annual achievement goals for 1999 grants are to have our stock price outperform the Standard & Poors Gold and Precious Metals Mining Index at December 31, 1998 by 5% at the end of 1999, by 10% at the end of 2000, by 15% at the end of 2001, and by 20% at the end of 2002. The senior managers can earn 25% of the shares subject to the 1999 restricted stock grant on each measurement date on which the annual achievement goals for that year are met, plus any shares that were not earned at a prior measurement date because the annual achievement goal for that prior measurement date was not met. The 1999 year-end annual achievement goals for the 1999 restricted stock grants were not met and none of the shares subject to the 1999 grants vested.

  . Under the second program, we grant matching restricted stock to senior managers on the basis of one restricted share for each three shares owned by them that they "enroll" for matching grants. The matching grants vest after a number of years (five years for all grants to date), but only to the extent the senior manager maintains continuous ownership of the "enrolled" shares throughout the vesting period. We made matching stock grants in 1999 to eight senior managers for a total of 25,715 shares. The senior managers are required to hold the "enrolled" shares under the 1999 grants for five years to qualify and receive the matching stock.

  . Under the third program, we provide senior managers with an opportunity to exchange a portion of their annual cash bonuses for awards of restricted stock. The restricted stock awards are equal to 1.5 times the amount of the cash bonus to be exchanged, divided by the market value of the Company's Stock on the date of grant. The senior managers have to make the election several months in advance, before they know the amount of their bonus, if any, and well before they know the Stock price that will be used for the calculation. These restricted stock awards vest over a number of years, and the grantees must continue to be employed by the Company during the vesting period. In 1999, four senior managers elected to forego $113,845 in cash bonuses, and in exchange they received awards of 21,346 shares of restricted stock. Under the terms of those grants, 50% of the shares will vest after one year, an additional 25% will vest after two years, and the remaining 25% will vest after three years, but only if the senior manager is still an employee on the vesting date. The senior manager forfeits unvested shares if he or she does not continue to be employed on the relevant vesting dates except under certain circumstances.

  We will continue to regularly review the Company's executive compensation program to make sure that the Company's program is competitive with those of other companies that compete with Homestake for executive personnel.

  Chief Executive Officer's 1999 Compensation. Each year, we evaluate the compensation of the Chief Executive Officer, without the Chief Executive Officer or any other officer being present. In November 1998, after reviewing the proposed levels of 1999 compensation for other mining company executives and also considering the Company's 1998 performance and the Chief Executive Officer's 1998 performance, we decided that it would be appropriate to increase the 1999 base salary for Jack E. Thompson, the Chief Executive Officer, by approximately 4% from an annual rate of $490,000 to $510,000. Our recommendation was accepted by the Board of Directors.

  For 1999, we set a target bonus for Mr. Thompson at 50% of his annual base salary. In November 1999, after evaluating Mr. Thompson's performance during the year, including the leadership ability shown by him, we recommended that he receive a bonus of $300,000, the same amount of bonus paid to him in 1998, and our recommendation was accepted by the Board of Directors, subject to final review after taking into account the Profitability Overlay discussed below. After application of the Profitability Overlay, Mr. Thompson's bonus was set at $285,000.

  Other Executive Officers' 1999 Compensation. In November 1998, after reviewing the proposed levels of 1999 compensation for other mining company executives and also considering the Company's 1998 performance, we concluded that the 1999 base salaries for all other executive officers should be increased by approximately 2.5% over 1998 base salaries, with additional adjustments to reflect competitive conditions in the case of two of the officers. For other executive officers, we recommended 1999 target bonuses at 30% to 40% of their annual base salaries. We also recommended that 50% of each executive officer's bonus should be based on the achievement of the Corporate Performance Objectives and 50% should be based on the achievement of the executive officer's Department/ Individual Performance Objectives. Our recommendations were accepted by the Board of Directors. As noted above, the Board of Directors also approved the Corporate Performance Objectives and established the Profitability Overlay described above. In November 1999, we conducted our annual performance review and bonus recommendations. After reviewing the Company's 1999 performance to date, we approved a 63% performance factor relating to achievement of the Corporate Performance Objectives and recommended that amount to the Board of Directors. We also recommended to the Board of Directors that it delay application of the Profitability Overlay until December 1999 so as to have the best available estimate of 1999 results. In addition, in November 1999, we approved and recommended performance factors for achievement of Department/Individual Performance Objectives by senior executives other than the Chief Executive Officer that ranged from 97% to 120%. Our recommendations were accepted and M. Norman Anderson, Chairman of our Committee, and Jack E. Thompson were given the authority to determine the Profitability Overlay. In December 1999, based on the then most recent estimate of 1999 results, Mr. Anderson and Mr. Thompson set the 1999 Profitability Overlay at 0.95, which resulted in a 60% performance factor for the Corporate Performance Objectives.

  Limitation on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation of the Chief Executive Officer and four other highest paid executive officers to $1,000,000 per year (subject to certain exceptions). None of the Company's officers receives annual compensation in excess of the maximum deductible amount. If, because of competitive factors and individual performance, we should determine that it is appropriate to pay one or more executive officers in excess of the annual maximum deductible amount, we expect that we would recommend such compensation.

March 1, 2000

                            COMPENSATION COMMITTEE

              M. Norman Anderson, Chairman    Peter J. Neff
              Gerhard Ammann                  Jeffrey L. Zelms
              John Neerhout, Jr.

                      CERTAIN RELATED PARTY TRANSACTIONS

Agreement With Case Pomeroy

  When we acquired Felmont Oil Corporation (now Homestake Sulphur Company,
LLC) in 1984, we and Case, Pomeroy & Company, Inc. entered into an Agreement since amended in 1989 and 1992. Mr. Robert H. Clark, Jr., one of our directors, and his family are controlling shareholders of Case Pomeroy. Each of Homestake and Case Pomeroy indirectly owns a 25 percent interest in the Round Mountain mine in Nye County, Nevada. Round Mountain Gold Corporation owns the other 50% and is the manager. Our Agreement provides that whenever we vote on matters requiring approval of a majority of the ownership interests, we and Case Pomeroy will agree in advance on what to do. The Agreement also provides that neither one of us will transfer any of our interest in Round Mountain, directly or indirectly, unless it is to the other or unless it is to someone approved by the other. Approval of a majority of the ownership interests is required for a number of things, including budgets and work programs for the mine.

Transactions With Case Pomeroy

  In 1985, Case Pomeroy transferred to Homestake all of Case Pomeroy's interest in certain unpatented mining claims and other mineral properties in the United States and Canada previously jointly owned by Case Pomeroy and Homestake Sulphur. Case Pomeroy kept a 2.5% net smelter return royalty interest in the properties and an option to convert any part of the royalty into a 40% participating interest in the property if commercial production appears feasible. No royalties have been paid. We have no obligation to explore, develop or spend any money on any of the property and we can drop any of the property at any time after we first offer it to Case Pomeroy.

                                PROPOSAL NO. 2

  APPROVAL OF AMENDED HOMESTAKE MINING COMPANY STOCK OPTION AND SHARE RIGHTS
                                  PLAN--1996

  In 1996, you approved the adoption of the Company's Stock Option and Share Rights Plan--1996. The Plan provided for the issuance of up to 6,000,000 shares of the Company's Common Stock under stock options and share rights granted under the Plan. At March 6, 2000, a total of 268,974 shares had been issued under the Plan and there were a total of 5,731,026 shares subject to outstanding options and share rights granted under the Plan. As a result, there are no remaining shares available for grant under the Plan.

  We are asking you to approve the Plan, as amended. The principal amendments are as follows:

    1. We have added an additional 12,000,000 shares for use under the Plan. Of those additional shares, not more than 3,000,000 can used for the grant of SARs or share rights. When added to the shares already subject to outstanding options and share rights, that increases the total number of shares subject to the Plan to 17,731,026 shares.

    2. We have increased from 250,000 to 350,000 the number of shares subject to options that may be granted to any one individual in any one year.

    3. We have changed the definition of "Share Right." "Share Right" was defined as "the right to acquire a Share for no consideration." We have changed the definition so that "Share Right" is now defined as "the right to acquire a Share for no consideration or such consideration as the Committee determines." The purpose is to make it clear that the Compensation Committee can require a grantee to pay consideration with respect to share rights if the Committee decides that it is appropriate.

  Your approval of the Amended Plan accomplishes another result. Internal Revenue Code Section 162(m) limits the Company's ability to deduct, as an expense for federal income tax purposes, compensation paid to the Chief Executive Officer and the four other highest paid executives in excess of $1,000,000 per year. However, if Stockholders approve material changes to the Plan and also approve the Plan as a whole at least once every five years, then the amount of taxable compensation for those five employees that results from the exercise of stock options and vesting of "performance based" share rights granted under the Plan is deductible regardless of the $1,000,000 annual limitation in Section 162(m).

  In February 2000, the Company's Compensation Committee granted options for 1,986,000 shares and also granted performance based share rights for a total of 275,200 shares. At that time, there were only 1,617,201 shares available under the Plan. So all 275,200 of the performance based share rights (granted to 13 executive officers, including 184,700 granted to Messrs. Graber, Kirk, Lindqvist, Segsworth and Thompson) and 370,901 of the 739,700 options granted to Messrs. Graber, Kirk, Lindqvist, Segsworth and Thompson were granted subject to your approval of the Amended Plan by the end of the year 2000. If you do not approve the Amended Plan by then, all of the performance based share rights and options for 370,901 shares granted in February 2000 will be canceled.

  On March 13, 2000, the closing sale price of the Company's Common Stock on the New York Stock Exchange was $6.625.

  The Amended Plan is set out in its entirety in Appendix A. The following is a summary of the principal terms of the Plan.

Purpose

  The Plan is intended to aid the Company in recruiting and retaining highly qualified key employees, in rewarding key employees for high levels of performance, and in encouraging key employees to have a meaningful stake in the Company. "Key employees" are those people who senior management and the Compensation Committee members believe have the most ability to make significant contributions to the success of the Company. We think that the Company and its Stockholders benefit if key employees own stock in the Company.

Administration

  The Compensation Committee of the Board of Directors administers the Plan. The Committee approves the participants in the Plan, decides the terms and conditions of awards under the Plan, interprets the Plan, and makes all other decisions relating to the operation of the Plan. Committee members cannot be employees of the Company nor have a financial interest in the Company apart from being directors and stockholders. Committee members are appointed by the Board of Directors and can be removed by the Board of Directors at any time.

Securities Subject to the Plan

  The Plan provides for the grant of stock options, stock appreciation rights
(SARs), and share rights which will entitle the participants to acquire Common Stock of the Company. As noted above, of the original 6,000,000 shares available under the Plan, a total of 268,974 shares have been issued and there are 5,731,026 shares subject to stock options and share rights that have been granted under the Plan. No SARs have been granted under the Plan.

  Since there are no shares currently available for grants under the Plan, we are asking your approval to add an additional 12,000,000 shares for use under the Plan. Of those additional shares, at least 9,000,000 can only be used for stock options, and not more than 3,000,000 can be used for SARs or share rights. As mentioned above, in February 2000, the Compensation Committee granted 275,200 performance based share rights and options for 370,901 shares that were granted on condition that you approve the Amended Plan. If you approve the Amended Plan, these conditional grants will come out of the new 12,000,000 share authorization.

  These additional 12,000,000 shares are equal to about 4.6% of our outstanding shares. The shares subject to existing stock options and share rights granted under the Plan (not including the conditionally granted options and share rights) are equal to about 2.2% of our outstanding shares.

  If an option, SAR or share right granted under the Plan terminates for any reason without all of the shares being issued, the unissued shares go back into the Plan and are available for future grants. Shares not actually issued are treated as if they were issued and are no longer available for future grant in the following situations:

  .  SARS are exercised and the net value is paid to the employee.

  . The Company pays cash in lieu of issuing shares under an option, SAR or share right.

  . If approved by the Committee, an employee who receives shares under an award elects to have the Company keep a portion of the shares equal in value to the required tax withholding. In that situation, the Company issues only the net number of shares to the employee and the Company pays the income tax withholding.

  At March 1, 2000 there were also 1,941,882 shares subject to outstanding options granted under the Company's 1988 option plan and shares subject to options of an acquired company where the options were converted into options for the Company's stock. If these options expire without being exercised, the shares cannot be used for future grants.

  Each share of the Company's common stock carries with it one Right to purchase Series A Participating Cumulative Preferred Stock of the Company pursuant to the Company's Shareholder Rights Plan. These Rights trade with the Stock and are not presently exercisable. With certain exceptions, if a person or group acquires 15% or more of the Company's voting stock or announces a tender offer for more than 15% of the Company's voting stock (an Acquiror), these Rights may trade separately from the Common Stock and separate certificates representing the Rights may be issued. When exercisable, the Rights entitle the holders (other than the Acquiror) to receive or purchase shares of the Company on a below market basis.

Eligibility

  The Committee can grant options, SARs, and share rights to key employees of the Company and its affiliates, and also to key employees of joint ventures and other entities in which the Company has at least a 20% equity or profits interest. In each of 1999 and 2000 (to date), the Compensation Committee granted options to approximately 130 persons and share rights to 13 persons. The Plan currently limits stock option grants to any one person to 250,000 shares a year. The Amended Plan increases this maximum annual stock option grant to any one person to 350,000 shares. The Plan also limits SAR and share right grants to any one person to 250,000 shares a year, and we are not proposing to change this limit.

Terms and Conditions of Options

  Options granted under the Plan may be either incentive stock options, which get special tax treatment (described below) under the Internal Revenue Code, or non-statutory stock options, which do not get special tax treatment.

  When options are issued, the Company and the employee sign an agreement that sets out the terms and conditions of the option. The option price cannot be less than the fair market value of the shares on the grant date. The Plan gives the Compensation Committee the authority to select the method of determining fair market value. However, if the optionee owns more than 10% of the voting stock of the Company or any subsidiary, the price of an incentive option has to be at least 110% of the fair market value on the grant date.

  The Committee decides the term of the options, except that no options can have a term of more than 10 years from the date of grant. (In the case of an incentive option granted to a 10% stockholder, the maximum term is five years from the date of grant.). The Committee also determines the vesting schedule for options. Generally, the Committee provides that the options vest in installments over a period of time. With respect to already outstanding options, the Committee can provide that service as a consultant or service with a business enterprise in which the Company has at least a 20% interest may be treated as continuation of employment.

  Unless the Committee provides otherwise, the optionee has to pay the option price at the time the option is exercised. Payment has to be in cash or, if authorized by the Committee, it may be paid by delivering shares of Common Stock, which are valued at fair market value on the date of exercise. The Committee also has the authority to have the Company lend the money or guarantee loans to help finance option exercises, and also has the authority to forgive such loans. The Committee also has the authority to provide Company financial assistance to optionees in paying the income taxes that become payable in connection with options and loans and loan forgiveness.

  Within Plan limits, the Committee can modify or extend outstanding options, but the Plan does not allow the Committee to (i) cancel outstanding options in return for the grant of new options or (ii) reduce the exercise price of outstanding options.

  Incentive stock options granted under the Plan are subject to some additional special rules. Only $100,000 worth of incentive stock options (calculated based on exercise price) can vest in any one year, and they have to terminate within three months after termination of employment (one year after termination due to disability.) Incentive options that do not meet these requirements cease to be incentive options and do not get the special tax treatment applicable to incentive options.

Stock Appreciation Rights

  SARs are granted for a specific number of shares of Common Stock. SARs can be "stand alone" grants or they can be granted in combination with stock options, either at the time the options are granted or at a later time. The holder of a vested, stand alone SAR can exercise the SAR and, for each share as to which the right is exercised, receive the difference between (i) the SAR grant price and (ii) the fair market value on the date of exercise. The holder of an SAR granted in combination with a vested option can surrender all or part of the unexercised option and receive the difference between (i) the fair market value of the Common Stock that is subject to the surrendered part of option and (ii) the option exercise price for the surrendered option.

  The Compensation Committee can set a limit on the maximum amount or value payable on exercise of an SAR and can decide whether SAR payments will be in cash, stock or some combination. The Committee also has the authority to provide Company financial assistance to SAR holders in paying the income taxes that become payable in connection with the exercise of an SAR, including payment of the taxes, loans for taxes, and loan forgiveness.

  Within Plan limits, the Committee may modify or extend outstanding SARs. The Committee may not cancel outstanding SARs in return for the grant of new SARs and may not reduce the Grant Price of outstanding SARs.

  To date, the Committee has not granted any SARs under the Plan.

Employee Share Rights

  The Plan gives the Committee the authority to grant employee share rights that give the grantees the right to acquire shares of common stock for no consideration. The Amended Plan clarifies the definition of share rights to specifically provide that the Compensation Committee can nonetheless require a grantee to pay consideration with respect to share rights if the Committee decides that it is appropriate.

  The Committee has the authority to set the terms and conditions of the share rights, which can vary from grant to grant. The Committee can impose repurchase rights and other limits on transferability of shares issued on exercise of share rights. The Committee can also decide whether shares issued on exercise of share rights will have dividend or voting rights during the time the shares may be subject to restrictions. The Committee may, but is not required to, establish performance goals for share rights. Performance goals may include improvements in one or more of (i) earning per share, (ii) gross revenues, (iii) net income, (iv) production, (v) costs, (vi) fair market value of the Company's shares, and (vii) return on shareholders' equity.

  The Committee has the authority to provide Company financial assistance to holders of share rights in paying income taxes that become payable in connection with share rights, including but not limited to payment of the taxes, loans for taxes, and loan forgiveness.

  Within Plan limits, the Committee may modify or extend outstanding share rights. The Committee may not cancel outstanding share rights in return for the grant of new share rights.

  To date, the Committee has granted three types of share rights, which are described in the Compensation Committee Report at pages 22 and 23 of this proxy statement. The Committee has also authorized assistance in payment of income tax withholding by permitting holders of share rights to forego receipt of a portion of the shares otherwise receivable having a value equal to the amount of the withholding tax, with the Company then paying the amount of the withholding.

Effect of Corporate Transaction or Change of Control

  The Plan provides for vesting of options and SARs and payment of share rights if:

  . the Company is a party to a merger, acquisition or reorganization transaction where the Company's Stockholders own less than 75% of the voting power of the resulting or surviving company, or

  . more than 75% of the assets of the Company are sold or otherwise disposed of, or

  . the Company dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets.

  However, no acceleration will occur if Homestake is the surviving company and all of the options, SARs and share rights continue unimpaired or, if Homestake is not the surviving company, all outstanding options, SARs and share rights are assumed by or replaced with comparable options, SARs and share rights of the surviving company or its affiliates. In addition, no acceleration will occur in a transaction described in the second or third points listed above unless the Committee approves. The Committee also has the discretion, in connection with a transaction described above, to cancel outstanding options, SARs and share rights in whole or in part and to pay their cash value.

  If any of the following occurs:

  . a person becomes the beneficial owner of 20% or more of the Company's voting power (unless the Board approves the transaction or determines that for purposes of the Plan no Change of Control has occurred), or

  . during any two consecutive years members of the Board at the beginning of such period cease to constitute a majority thereof (unless the election or nomination of each director is approved by the vote of at least two-thirds of the directors still in office who were directors at the beginning of such period), or

  . there occurs any other change in control reportable under the federal securities laws (unless the Board approves the transaction or determines that for purposes of the Plan no Change of Control has occurred):

then all outstanding options and SARs will vest in full and all share rights will be payable in full.

Tax Assistance, Loans or Guarantees

  In connection with options, the Committee has the authority to (i) provide loans and other financial help from the Company to pay all or part of the income and employment taxes arising in connection with options and loans to optionees, (ii) provide loans from the Company to assist in paying the option price, (iii) forgive such loans on whatever terms the Committee may approve,
(iv) permit payment of the option price in installments over a period of years, and (v) provide a Company guarantee of third party loans to optionees.

  In connection with SARs and share rights, the Committee has the authority to
(i) provide loans and other financial help to pay all or part of income and employment taxes arising in connection with SARs and share rights, and (ii) forgive such loans on whatever terms the Committee may approve.

Changes in the Common Stock

  If any changes are made to the Company's common stock, whether by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares or other change in corporate structure, then the Committee (or the Board, as applicable) may make appropriate adjustments in the maximum number and class of shares issuable under the Plan to reflect the effect of such change on the Company's capital structure, and may make appropriate adjustments to the number and kind of shares and the option price per share of the securities subject to outstanding options, SARs and share rights to prevent the dilution of benefits thereunder.

Amendment and Termination

  The Board of Directors has complete and exclusive power and authority to amend or modify the Plan. The Committee may amend or modify outstanding options, SARs and share rights, but it may not cancel options or rights in exchange for new options or rights and may not reduce the exercise price or grant price of options or SARs. No amendment can adversely affect rights and obligations of the holder of an option, SAR or share right without the consent of the holder. The Board of Directors may not amend the Plan without stockholder approval if the amendment would (i) increase the maximum number of shares under the Plan (except for the kind of adjustments described in the preceding paragraph), (ii) modify the class of people eligible to receive options, SARs or share rights under the Plan, or (iii) materially increase the benefits accruing to participants under the Plan.

  No options, SAR or share right may be granted under the Plan after the earlier of (i) May 14, 2006 or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to the exercise or surrender of options, SARs or share rights granted under the Plan.

Other

  Common stock issuable under the Plan may be subject to restrictions on transfer, repurchase rights or such other restrictions as may be determined by the Committee. Unless the stock subject to the Plan has been registered or qualified under applicable securities laws, awards under the Plan may be subject to the condition that the participant agree that shares must be acquired for investment and not with a view to resale or distribution, and otherwise in compliance with applicable laws.

  No participant will have any rights of a stockholder with respect to any shares covered by an option, SAR or share right until such individual has exercised the option, paid the option price and been issued a stock certificate for the purchased shares, or otherwise satisfied conditions applicable to options, SARs and share rights.

  Awards under the Plan are not assignable or transferable by participants other than by will or by the laws of descent and distribution or, to the extent permitted by Rule 16b-3 and the Committee, to a trust established for the benefit of the participant or in connection with the participant's estate planning or to the participants' family or household members. During the lifetime of participants, awards are exercisable only by the participants or such permitted transferees.

Federal Tax Consequences

  The following is a general description of the United States federal income tax consequences of awards granted under the Plan. It does not purport to be complete. In addition, this general description does not discuss the applicability of the income tax laws of any state or foreign country.

 Non-Statutory Options

  No taxable income is recognized by the optionee upon the grant of a non-statutory stock option. Generally, the optionee will recognize ordinary income on the date the option is exercised. Such ordinary income will be in an amount equal to the excess of the fair market value of the purchased share on such date of exercise over the exercise price. The optionee's tax basis in the purchased shares will be equal to their fair market value on the date of exercise. Any gain or loss recognized upon the subsequent disposition of the issued shares will normally be a capital gain or loss. The gain or loss will be long term if the shares are held for more than one year prior to the disposition. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

 Incentive Stock Options

  No taxable income is recognized by the optionee upon the grant of an Incentive Stock Option, and no taxable income is recognized at the time the option is exercised if the optionee remains an employee of the Company (or a parent or subsidiary corporation) at all times during the period beginning on the date of the option grant and ending on the date three months before the date of exercise. However, the difference between the fair market value of the purchased shares and the exercise price generally constitutes a tax preference item for purposes of the alternative minimum tax. If the optionee does not dispose of the purchased shares within two years of the date of the option grant, nor within one year of the date of exercise, any profit or loss recognized upon a subsequent disposition will be long-term capital gain or loss.

  If the optionee disposes of purchased shares within either the two-year period or one-year period mentioned above, the optionee will recognize ordinary income in the year of disposition equal to the amount of ordinary income the optionee would have recognized from the exercise of the option had it been a nonstatutory option at the time of exercise or, if less, the difference between the amount received upon disposition and the exercise price. For this purpose, the delivery of purchased shares, within the two-year period or one-year period, as payment of part or all of the exercise price of an incentive stock option will constitute a disposition.

  So long as the optionee does not dispose of any shares purchased under an Incentive Stock Option before the expiration of the one- and two-year holding periods described above, no business expense deduction may be taken by the Company. To the extent that the optionee recognizes ordinary income due to a disqualifying disposition of stock, the Company may take a business expense deduction.

 Stock Appreciation Rights

  If an SAR granted under the Plan (whether or not the SAR is in combination with a surrendered stock option) is surrendered for shares of common stock or cash, the holder will generally realize ordinary income on the date of the surrender equal to the fair market value of the shares and cash received. The holder's basis in the shares received will be equal to their fair market value on the date of surrender of the SAR. Any gain or loss recognized upon the subsequent disposition of the issued shares will normally be a capital gain or loss. The gain or loss will be long term if the shares are held for more than one year prior to the disposition. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the participant in connection with the surrender of an SAR.

 Share Rights

  An employee who is granted share rights under the Plan recognizes no taxable income by reason of such grant. When the shares (or other amounts) payable pursuant to the share rights have been issued, the employee will recognize ordinary income equal to the fair market value of the shares issuable pursuant to the share rights, unless the shares are subject to "substantial risk of forfeiture" (as defined in Section 83(c) of the Code). If the shares issued pursuant to share rights are subject to a substantial risk of forfeiture, ordinary income will be recognized on the date of lapse of such risk of forfeiture, rather than the date of issue of the shares, and will be equal in amount to the fair market value of the shares on the date of such lapse, unless the participant elects to be taxed on such shares at their date of issue without regard to such risk of forfeiture. Any such election must be made within 30 days of the issue of the shares and will result in the disallowance of any loss upon a subsequent forfeiture of the shares. The employee's tax basis in the shares received pursuant to the share rights will be equal to the fair market value of the shares on the applicable date. Any gain or loss recognized upon the subsequent disposition of the shares will normally be a capital gain or loss. The gain or loss will be long term if the shares are held for more than one year prior to the disposition. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the employee.

 Change of Control

  If the exercisability of an option or SAR or the right under a share right is accelerated as a result of a Change of Control, all or a portion of the value of the option or SAR or share right may be a "parachute payment" under the Code. If the total amount of all parachute payments, including the value of such acceleration and other payments associated with the Change of Control, exceeds limits specified in the Code, amounts treated as "excess parachute payments" under the Code will be non-deductible to the Company and subject to a 20% excise tax payable by the employee. We have severance agreements with certain executive officers and key employees, including the Named Officers identified at page 13, that provide for a "tax gross-up" of excise tax payments that they may have to pay following a change of control and termination of employment under those severance agreements.

Vote Required for Approval

  The affirmative vote of a majority of the Shares present at the Meeting, provided that the total vote cast represents over 50% of all Shares entitled to vote, is necessary to approve the Amendment to the Plan.

 The Board of Directors believes that the Amended Plan is necessary to provide equity incentives to attract and retain the valuable services of officers and employees, and that approval of the Amended Plan is advisable. For this reason, the Board of Directors recommends a vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.


                                PROPOSAL NO. 3

                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

  The Audit Committee recommended that we engage PricewaterhouseCoopers LLP as independent auditors to audit and report on our 2000 financial statements. Based on that recommendation, the Board appointed PricewaterhouseCoopers LLP as our auditors for 2000. However, we would like to have the Stockholders approve that appointment. If the Stockholders don't give their approval, the Board will consider the appointment of other independent auditors for 2000. However, because of the difficulty of substituting auditors in mid-year, it is likely that the Board would continue with PricewaterhouseCoopers LLP through 2000 even if Stockholder disapprove, and consider other auditors for the year 2001, unless there are other good reasons to make an earlier change.

  Representatives of PricewaterhouseCoopers LLP will be available at the Annual Meeting to respond to any questions you have.

         Your Board of Directors recommends a vote FOR this proposal.


                                PROPOSAL NO. 4

                             STOCKHOLDER PROPOSAL

  The Tocqueville Gold Fund, 1675 Broadway, New York, NY 10019, has asked the Company to include the following proposal in the proxy statement. They have told us that a representative of the Fund will be at the Annual Meeting to present the proposal and supporting statement. They have represented that the Fund owns 40,000 shares of the Company's Common Stock.

Stockholder Proposal

WHEREAS:

  1. Almost all of the Company's revenues derive from gold production, and its profits are tightly linked to the price of gold;

  2. The use of gold-as-money would require people to save gold for future payment, thereby driving substantial additional demand for gold and a concomitant increase in its price; and,

  3. The Foundation for the Advancement of Monetary Education, Ltd. ("FAME"), a 501(c)(3) U.S. public charity, has as its mission to raise public awareness about the benefits of honest monetary weights and measures (gold-as-money).

THEREFORE, BE IT RESOLVED that the shareholders request:

  1. That management, for this year and the five years following, undertake to donate 0.1% (one tenth of a percent) of the Company's annual gold revenues to FAME.

  2. After the six-year period, if management, in its sole discretion, deems that FAME's program is not beneficial to the Company, then the Company would cease making any further donations to FAME.

Statement of Support:

  Since 1981, relative to the S&P Index, gold-related investments are down
99%.

  Part of the reason for this miserable performance is that gold producers have been badly served by those advising them for the past 20 years.

  Most telling, so-called "industry experts" cannot provide a credible--or, in almost all cases, any--explanation for the seminal event for gold in this century: that for forty years it was a felony for Americans to own monetary gold. Other fundamental and related issues these "experts" cannot properly make clear are:

  (1) why is it that there is an above ground supply of gold of more than 50 years' worth of production while for no other commodity, save silver, is there even a single year's production supply above ground?

  (2) why is it that gold almost never goes into backwardation against the dollar? and,

  (3) why is it that the International Monetary Fund prohibits its member countries from linking their currencies to gold?

  Not understanding the primary use for gold, these "experts" have misdirected producers to waste their treasure, and, more importantly, their most valuable resource--top management time--pursuing ineffective strategies such as advertising jewelry, and, now, lobbying central banks.

  For the gold industry--and the Company--to prosper, gold producers require intellectual support for gold-as-money so that they have a basis for exploiting their principal opportunity: pressing for a monetary system based on honest monetary weights and measures.

  There are compelling arguments that:

  .  the principal use for gold is money;

  . banks and central banks, have acted and continue to act to denigrate and marginalize gold; and

  . if promoted as money, the purchasing power equivalent for gold will be substantially greater than $1,000 per ounce.

  The gold-as-money issue can be placed on the national agenda.

  Intellectuals legitimize ideas.

  However, their work must be paid for, and it costs money to disseminate their findings.

  FAME will make its major focus recruiting intellectuals, mostly labor economists, who will help make credible a return to honest monetary weights and measures, which has always been, and--for persuasive reasons--will be again, gold-as-money.

  FAME will then engage in extensive promotion of their works including arranging publication, sponsoring speaking/radio/television tours for authors, seminars/conferences/luncheons in major cities where selected experts will appear and to which the press will be invited, and a much more extensive Internet presence (in addition to its present Internet efforts).

  As the public becomes aware of the benefits of honest monetary weights and measures (gold-as-money) and the problems with our current irredeemable-paper-ticket monetary systems, the gold-as-money issue will be added to the national agenda and will become a topic for politicians, the market for gold will increase greatly, the Company's profits will increase, and shareholder value will increase. It is for these reasons--and because an honest monetary system works to the benefit of ordinary people--that this resolution should be supported.

                      POSITION OF THE BOARD OF DIRECTORS

Your Board of Directors Recommends a Vote AGAINST the Proposal for the Following Reasons:

  Your Company works with a number of organizations that promote the monetary and non-monetary use of gold. They include, for example, the World Gold Council and the Gold Institute. These organizations were instrumental in the decision by the International Monetary Fund not to sell gold in 1999. The World Gold Council also worked with the governments of many of the countries that opposed continued substantial sales and lending of gold by central banks during 1999, with the result that those central banks have sharply curtailed their sales and lending activities. These efforts were largely responsible for the significant recovery of gold prices in the fall of 1999. Your Management is among the active participants in the World Gold Council and the Gold Institute, and we as a Company have a strong voice in deciding the programs that will be followed by these organizations.

  This proposal would call for your Company to give approximately $700,000 a year, or about $4,200,000 over six years, to a single organization. The proposal would call for us to provide this substantial amount without regard to whether we agree or disagree with the policies and practices of the organization.

  Your Management and the Board will continue to work with those organizations that we believe can best promote the use and demand for gold throughout the world. We believe that it is up to your Management and the Board to exercise their discretion in deciding how much money the Company should allocate for this purpose, in selecting the organizations that we work with, and in deciding how much financial support we should give to each organization that we decide to support. We are opposed to any action that would dictate that we provide funding to any one organization over an extended period, particularly an organization in which we are not active participants in setting policies and programs. The decision on funding these kinds of efforts is one that should be made by your Management and the Board depending on the particular circumstances from time to time.


   For the reasons stated above, your Board of Directors recommends that you vote AGAINST this Stockholder Proposal. Proxies solicited by the Board of Directors will be voted AGAINST the Stockholder Proposal unless they specifically instruct us to vote in favor or to abstain.


                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 and related rules require our directors and executive officers to file reports of beneficial ownership and changes of beneficial ownership with the Securities and Exchange Commission and with the Company. After reviewing the reports filed by the directors and executive officers, we believe that the directors and executive officers filed all of the reports they were required to file in 1999 and that they filed the reports on time, except that the Form 3 Initial Report of Ownership of James B. Hannan, an officer elected in 1999, was filed late.

Stockholder Proposals

  The 2001 Annual Meeting of Stockholders will be held on April 27, 2001 unless the date is changed by the Board of Directors. If you are a Stockholder and you want to include a proposal in the Proxy Statement for the year 2001 Annual Meeting, you need to get it to us by no later than November 17, 2000. You should direct any proposals to our Corporate Secretary at the Company principal office in San Francisco, California. If you want to present a matter of business to be considered at the year 2001 Annual Meeting, under our By-laws you must give timely notice thereof, in writing, to the Secretary of the Company. To be timely, the notice has to be given between October 31, 2000 and February 13, 2001.

                                          By Order of the Board of Directors

                                          /s/ Wayne Kirk
                                          Wayne Kirk
                                          Secretary

San Francisco, California
March 22, 2000

                                  APPENDIX A

                       AMENDED HOMESTAKE MINING COMPANY
                   STOCK OPTION AND SHARE RIGHTS PLAN--1996

  The Amended Plan was adopted by the Board on February 4, 2000, and will be submitted for approval by Homestake's shareholders at the 2000 Annual Meeting. If approved by the shareholders, the Amended Plan is effective as of February 4, 2000.

  The purpose of the Plan is to promote the long-term success of Homestake and the creation of shareholder value by (a) encouraging the attraction and retention of key Employees with exceptional qualifications, (b) encouraging Participants to focus on critical long-range objectives, and (c) linking Participants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of incentive stock options, nonstatutory stock options, stock appreciation rights and share rights.

ARTICLE 1. ADMINISTRATION.

  1.1 Committee Composition. Except as provided in Section 1.3, the Plan shall be administered by the Committee. The Committee shall consist of two or more Directors of Homestake, who are disinterested Outside Directors, and who shall be appointed by the Board. A Director shall be deemed to be "disinterested" if he or she satisfies requirements the Securities and Exchange Commission may establish for disinterested administration acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act or, if Section 16 of the Exchange Act is repealed, such requirements as the Board may determine.

  1.2 Committee Responsibilities. The Committee shall administer the Plan. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan including, but not limited to, the power to (a) select the Participants under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action or decision made in good faith in connection with the exercise of the Committee's duties under the Plan.

  1.3 Non-Employee Director Share Rights. Notwithstanding any contrary provision in this Article, the Board shall administer Article 7 of the Plan. In the Board's administration of Article 7, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to Plan administration.

ARTICLE 2. AWARDS; AGREEMENTS.

  Except as otherwise provided, Awards may be made in any one or a combination of NSOs, ISOs, SARs and Share Rights. All Awards shall be evidenced by an Agreement signed by the Participant and Homestake (or by a foreign affiliate where applicable pursuant to Article 12). Each Award shall be subject to the terms and conditions of the Plan and to such other terms and conditions as may be established by the Committee (or the Board in the case of Non-employee Directors.). Determinations by the Committee under the Plan, including (without limitation) determinations of Participants, the form, amount and timing of Awards, and the terms and provisions of Awards and the Agreements, need not be uniform and may be made selectively among Employees who receive or are eligible to receive Awards, whether or not such Employees are similarly situated.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

  3.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall be 17,731,026 Shares, provided, however, that not more than 3,000,000 of such Shares may be issued with respect to SARs and Share Rights awarded after February 4, 2000. All Shares subject to the Plan shall be subject to adjustment pursuant to Section
3.3. No more grants of options or other rights may be made under the Homestake Mining Company Employees' Stock Option And Share Rights Plan--1988, but all grants previously made thereunder shall continue unimpaired.

  3.2 Additional Shares. If Options, SARs or Share Rights are forfeited or terminate for any reason before being exercised, then the Shares subject to such Options, SARs or Share Rights shall again become available for Awards under the Plan. The exercise of an SAR which is in combination with an Option shall be treated as the exercise of the Option for the number of Shares subject to that portion of the Option which is surrendered, and the number of Shares subject to that portion of the Option shall not again be available under the Plan. If cash is paid in lieu of the issuance of Shares under a Share Right, the number of Shares with respect to which such payment is made shall not again be available under the Plan.

  3.3 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of Homestake, the Committee (or the Board in respect of Share Rights granted under Article 7) shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by the Plan, in the number and value of Shares covered by Awards, and in any Exercise Price or other amount payable as specified in an Award.

ARTICLE 4. OPTIONS.

  4.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time as determined by the Committee in its sole discretion. The Committee may grant ISOs, NSOs or any combination of the two. Options may also be awarded in combination with SARs. During any calendar year, no Participant may receive an Award of Options covering more than 350,000 Shares.

  4.2 Exercise Price. The Exercise Price for each Option shall be set by the Committee and shall not be less than the Fair Market Value of a Share on the Grant Date.

  4.3 Expiration of Options. Each Option shall expire 10 years after the date on which it was granted, or after a shorter term as may be fixed by the Committee when granting the Option. An Agreement granting Options in combination with SARs shall provide that upon and to the extent of exercise of the Options the related SARs are forfeited. An Agreement may provide that the Option expires at the end of a limited period (to be determined by the Committee) following termination of employment.

  4.4 Exercisability. Options granted under the Plan shall become exercisable in accordance with this section.

  (a) Vesting. In the Committee's discretion, the right to exercise Options may accrue in installments, which need not be equal, at a rate which shall be set forth in the Agreement. In addition, the Committee may, at any time, and from time to time, determine that an Option shall, notwithstanding any vesting period or deferral of the right to exercise otherwise applicable, be immediately exercisable, in whole or in part, effective on and after a date determined by the Committee. To the extent not exercised, Option installments shall accumulate and be exercisable, in whole or in part, at any time after the date upon which they first accrue, but not later than the date the Option by its terms expires.

  (b) Change of Control. To the extent provided in Article 13, an Option shall become fully exercisable as to all Shares subject to such Option in the event of a Corporate Transaction or a Change of Control.

  4.5 Payment. The Exercise Price shall be paid in full upon exercise of an Option either in cash or, to the extent authorized by the Committee, by delivery of Shares, duly endorsed for transfer and valued at the Fair Market Value of the Shares on the Exercise Date. The Agreement may provide for assistance to any Participant in the exercise of Options, including (a) the satisfaction by Homestake or an Affiliate of all or part of any income and employment tax obligations arising in connection with such Option or related loan, (b) authorizing the extension of a loan from Homestake or an Affiliate to such Participant (which loan may be forgivable on such terms as the Committee shall determine), (c) permitting the Participant to pay the Exercise Price in installments over a period of years, or (d) authorizing a guarantee by Homestake or an Affiliate of a third party loan to the Participant, in each case with or without security or interest. Upon payment of the aggregate Exercise Price, Homestake shall issue the Shares so acquired as soon as is reasonably possible.

  4.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify or extend outstanding Options. The foregoing notwithstanding, and except as provided in Sections 11.3 or 11.4, no modification of an Option shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Option.

  4.7 Additional Provisions for ISOs. The terms and conditions set forth in this section shall apply to all Options granted under the Plan that are intended to be ISOs. Any Option the terms of which provide that it will not be treated as an ISO shall not be subject to such terms and conditions.

  (a) Eligible Persons. ISOs shall be granted only to Employees of Homestake or its Affiliates.

  (b) Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, the Exercise Price of an ISO granted to a Ten Percent Owner shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

  (c) Expiration for Ten Percent Owners. An ISO granted to a Ten Percent Owner shall expire either five years after the date on which it was granted, or after a shorter term as may be fixed by the Committee.

  (d) $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined in accordance with this paragraph) of the Shares subject to ISOs (determined without regard to this paragraph) held by a Participant under all plans of Homestake or its Affiliates that become exercisable for the first time by a Participant during any calendar year exceeds $100,000, the most recently granted Option shall be treated as a NSO to the extent of the excess Shares. For purposes of this paragraph, all Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to such Options shall be determined as of the Grant Date with respect to each Option.

  (e) Termination. ISOs shall expire one year after termination of the Participant's employment with Homestake or any of its Affiliates due to disability or three months after termination of employment due to any other reason.

  4.8 Service as Consultant. For purposes of Section 4.3 and 4.4, an Agreement may provide that service as a consultant to Homestake or an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest, shall be treated as employment by Homestake.

ARTICLE 5. SARs.

  5.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Employees at any time as determined by the Committee in its sole discretion. SARs may, but need not, be granted in combination with Options granted hereunder. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time. During any calendar year, no Participant shall receive an Award of SARs covering more than 250,000 Shares.

  5.2 SAR Grant Price. Each SAR not included in combination with an Option (or which is subsequently included in combination with a previously outstanding Option) shall have an SAR Grant Price which shall be set by the Committee and which shall not be less than the Fair Market Value of a Share on the Grant Date.

  5.3 Expiration of SARs. Each SAR included in combination with an Option shall expire at the time the related Option expires, or after a shorter term as may be fixed by the Committee. Each SAR not included in combination with an Option shall expire 10 years after the date on which it was granted, or after a shorter term as may be fixed by the Committee. An Agreement may provide that the SAR expires at the end of a limited period (to be determined by the Committee) following termination of employment.

  5.4 Exercisability.

  (a) SARs granted under the Plan which are not in combination with Options shall become exercisable in accordance with this section.

    (1) Vesting. In the Committee's discretion, the right to exercise SARs may accrue in installments, which need not be equal, at a rate which shall be set forth in the Agreement. In addition, the Committee may, at any time, and from time to time, determine that an SAR shall, notwithstanding any vesting period or deferral of the right to exercise otherwise applicable, be immediately exercisable, in whole or in part, effective on and after a date determined by the Committee. To the extent not exercised, SAR installments shall accumulate and be exercisable, in whole or in part, at any time after the date upon which they first accrue, but not later than the date the SAR by its terms expires.

    (2) Change of Control. To the extent provided in Article 13, an SAR shall become fully exercisable as to all Shares subject to such SAR in the event of Corporate Transaction or a Change of Control.

  (b) Each SAR included in combination with an Option shall be exercisable at the same time as the related Option. Each SAR included in combination with an Option shall provide that the SAR will not be exercisable unless the related Option is forfeited to the extent the SAR is exercised.

  5.5 Value of SARs. Upon exercise of an SAR not in combination with an Option (or an SAR which was subsequently granted and included in combination with a previously outstanding Option), the Participant will be entitled to receive in exchange therefor, unless a lesser amount is specified in the Agreement, an amount equal to the excess of the Fair Market Value of a Share on the date the election to exercise the SAR is received by Homestake (or its Affiliate) over the SAR Grant Price multiplied by the number of SARs exercised. Except as provided above in respect of an SAR which was subsequently granted and included in combination with a previously outstanding Option, upon exercise of an SAR in combination with an Option, the Participant will be entitled to receive the excess of the Fair Market Value of a Share on the date the election to surrender is received by Homestake (or its Affiliate) over the Option Exercise Price multiplied by the number of Shares covered by the Option which is surrendered. An Agreement may provide a maximum amount payable upon exercise of an SAR, expressed as a dollar amount or as a percentage or multiple of the SAR Grant Price or the Exercise Price of any related Option.

  5.6 Payment of SARs. Payment on exercise of an SAR shall be in the form of
(a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine either on the Grant Date of the SAR or upon exercise of the SAR.

  5.7 Assistance with Tax Obligations. The Agreement may provide for assistance to any Participant in connection with an SAR, including (a) the satisfaction by Homestake or its Affiliates of all or part of any income and employment tax obligations arising in connection with an SAR or related loan, or (b) authorizing the extension of a loan from Homestake or its Affiliates to such Participant (which loans may be forgivable on such terms as the Committee shall determine), in each case with or without security or interest.

  5.8 Modification or Extension of SARs. Within the limitations of the Plan, the Committee may modify or extend outstanding SARs. The foregoing notwithstanding, and except as provided in Sections 11.3 or 11.4, no modification of an SAR shall, without the consent of the Participant, alter or impair his or her rights or obligations under such SAR.

  5.9 Service as Consultant. For purposes of Section 5.3 and 5.4, an Agreement may provide that service as a consultant to Homestake or an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest, shall be treated as employment by Homestake.

ARTICLE 6. SHARE RIGHTS.

  6.1 Grant of Share Rights. Subject to the terms and provisions of the Plan, Share Rights may be granted to Employees at any time as determined by the Committee in its sole discretion. During any calendar year, no Participant shall receive an Award of Share Rights covering more than 250,000 Shares.

  6.2 Restrictions and Legends. The Committee may impose restrictions on the issuance of Shares in accordance with Share Rights, and may impose repurchase rights or limitations on the transferability of the acquired Shares as it may deem advisable. Any restrictions shall be described in the Agreement and may be based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its sole discretion. Performance goals may include improvements in any one or more of
(a) earnings per Share, (b) gross revenues, (c) net income, (d) production,
(e) costs, (f) the Fair Market Value of Shares and (g) return on shareholders' equity. Each certificate for Shares acquired pursuant to an Award of Share Rights and subject to repurchase rights or limitations on transferability shall contain a legend giving appropriate notice of the restrictions.

  6.3 Lapse of Restrictions. All restrictions imposed under an Agreement shall lapse upon the satisfaction of the conditions described in the Agreement. Restrictions subject to achievement of performance goals shall lapse only upon certification by the Committee that the performance goals have been achieved. Upon lapse of repurchase rights or limitations on transferability, the Participant shall be entitled to have the legend describing the restrictions removed from the certificates. The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse, and may remove any restrictions.

  6.4 Term. Each Share Right Agreement shall specify the date on which Share Rights shall expire if any restrictions described in the Agreement have not previously lapsed. An Agreement may provide that the Share Right expires at the end of a limited period (to be determined by the Committee) following termination of Employment.

  6.5 Voting Rights. Prior to lapse of repurchase rights or restrictions on transferability, Participants holding Shares acquired pursuant to Share Rights may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

  6.6 Dividends. Prior to issuance of Shares pursuant to Share Rights, Participants holding Share Rights shall not be entitled to receive dividends or other distributions paid with respect to Shares subject to such Share Rights, unless otherwise provided in the Agreement. After issuance of Shares pursuant to Share Rights, Participants holding Shares shall be entitled to receive all dividends and other distributions paid with respect to Shares, unless the Committee determines otherwise.

  6.7 Assistance with Tax Obligations. The Agreement may provide for assistance to any Participant in connection with the Share Rights, including
(a) the satisfaction by Homestake or its Affiliates of all or part of any income and employment tax obligations arising in connection with the Share Rights or related loan, and (b) authorizing the extension of a loan from Homestake or its Affiliates to such Participant (which loans may be forgivable on such terms as the Committee shall determine), in each case with or without security or interest.

  6.8 Modification or Extension of Share Rights. Within the limitations of the Plan, the Committee may modify or extend outstanding Share Rights. The foregoing notwithstanding, and except as provided in Sections 11.3 or 11.4, no modification of a Share Right shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Share Right.

  6.9 Service as Consultant. For purposes of Section 6.4, an Agreement may provide that service as a consultant to Homestake or an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest, shall be treated as employment by Homestake.

ARTICLE 7. NON-EMPLOYEE DIRECTORS.*

  Any other provision of the Plan notwithstanding, the participation in the Plan of Non-Employee Directors shall be subject to the following restrictions:

  7.1 Grant of Share Rights. On the eighth business day following the day on which Homestake's annual earnings are released, each person who is a Non-Employee Director on that date shall be granted Share Rights providing for the issuance of Shares with a Fair Market Value, on the Grant Date, equal to 10% of the compensation received by the Non-Employee Director during the preceding calendar year for service as a Director.

  7.2 Restrictions. Except as provided in Section 7.3, a Non-Employee Director Share Right shall be canceled if the Non-Employee Director ceases to be a Director before the third anniversary of the Grant Date.

  7.3 Lapse of Restrictions. The restriction imposed on Non-Employee Director Share Rights shall lapse (a) on the third anniversary of the Grant Date, or
(b) on the date the Non-Employee Director ceases to be a Director, if the Non-Employee Director ceases to serve as a Director before the third anniversary of the Grant Date (1) because of death, disability, retirement at mandatory retirement age for directors, (2) within one year following a Change of Control (without regard to whether the Board adopts a resolution approving the transaction or determining that no Change of Control has occurred), or (3) immediately prior to the specified effective date for a Corporate Transaction, unless the terms of the agreement for the Corporate Transaction require as a condition to consummation that outstanding Non-Employee Director Share Rights shall continue unimpaired if Homestake is the resulting or surviving corporation or entity or, if Homestake is not the resulting or surviving corporation or entity, that outstanding Non-Employee Director Share Rights shall be replaced with a comparable share right to receive shares of capital stock of the successor corporation or its affiliate.

  7.4 Payment of Share Rights. If the restrictions imposed on a Non-Employee Director Share Right lapse, the Shares shall be issued to the Non-Employee Director on the date the Non-Employee Director ceases to be a Director.

  7.5 Other Terms. All provisions of the Plan not inconsistent with this
Article 7 shall apply to Share Rights granted to Non-Employee Directors.

ARTICLE 8. WITHHOLDING TAXES.

  8.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to Homestake for the satisfaction of any withholding tax obligations that arise in connection with the Plan. Homestake shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

  8.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her tax obligations by having Homestake or its Affiliates withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to Homestake may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.
--------
* Effective December 1, 1998, the Company adopted the 1998 Outside Director's Stock Compensation Plan, and no more shares rights may be granted under this
 Article 7.

ARTICLE 9. TERM OF THE PLAN; AMENDMENT; TERMINATION.

  9.1 Term of the Plan. The Plan, as amended, shall be effective on the date of its adoption by the Board, subject, however to its approval by Homestake's shareholders on or before December 31, 2000. Awards may be made prior to shareholder approval of the Plan, as amended, subject to the receipt of such shareholder approval. Unless terminated sooner in accordance with Section 9.2, no Award may be granted after the earlier of (i) May 14, 2006, or (ii) the date on which all Shares available for issuance under the Plan have been issued or canceled pursuant to the exercise or surrender of Awards under the Plan.

  9.2 Amendment or Termination. Except as hereafter provided, the Board may, at any time and for any reason, amend or terminate the Plan, except that the provisions of Article 7 relating to the amount, price and timing of Share Rights grants to Non-Employee Directors shall not be amended more than once in any six-month period, except any amendments which may be required by the Code, the Employee Retirement Income Security Act, or the rules thereunder. The foregoing notwithstanding, any amendment of the Plan shall be subject to the approval of Homestake's shareholders to the extent required by applicable laws, regulations or rules, or to the extent any such amendment shall (a) increase the maximum number of Shares issuable under the Plan (except in accordance with Section 3.3), (b) materially increase the benefits accruing to Participants, (c) modify the eligibility requirements for Awards, or (d) modify Article 7. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 10. REGULATORY APPROVAL, REGISTRATION, AND INVESTMENT PURPOSE.

  10.1 Regulatory Approval. The implementation of the Plan, the granting of Options or SARs or Share Rights, and the issuance of Shares hereunder shall be subject to procurement of all approvals and permits required by regulatory authorities having jurisdiction in respect thereof.

  10.2 Registration. The Plan, the Shares subject thereto, and the Options, SARs and Share Rights granted thereunder may, in the discretion of the Board, be registered and qualified under the Securities Act of 1933 as amended or under the securities laws of any state, province or country. Unless the Share Rights or the Shares subject to an Option or SAR shall have been registered or qualified under applicable law, any Share Right or Option or SAR may be granted on the condition that the Participant agree that purchases or grant of Shares thereunder shall be for investment and not with a view to resale or distribution of such Shares contrary to any applicable securities laws or otherwise subject to such restrictions as Homestake shall determine to be required by applicable law. As a condition to the issuance of any securities pursuant to the Plan which are not registered or qualified under applicable securities laws, the Participant, his legal representative, executor, administrator, heir or legatee, as the case may be, receiving such Shares shall deliver to Homestake or its Affiliate a writing, in form and substance satisfactory to Homestake and its counsel, implementing such agreement.

ARTICLE 11. MISCELLANEOUS.

  11.1 Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Director of Homestake, an Affiliate or any other person. Homestake and its Affiliates reserve the right to terminate the service of any Employee or Director at any time, and for any reason, subject to applicable laws and a written employment agreement (if any).

  11.2 Shareholders' Rights. Except as otherwise provided in an Agreement, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares.

  11.3 Code Section 162(m). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event Code Section 162(m), or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by Homestake for all or part of any payment of an Award under the Plan, a Participant's receipt of the portion that would not be deductible by Homestake shall be deferred until the next succeeding year or years in which the Participant's remuneration either does not exceed the limit set forth in Code Section 162(m) or is not subject to Code Section 162(m).

  11.4 Rule 16b-3. Homestake intends that, with respect to persons subject to
Section 16 of the Exchange Act, this Plan will qualify under Rule 16b-3 promulgated thereunder. So long as Homestake has any class of equity securities registered under the Exchange Act and the rules promulgated under
Section 16(b) of the Exchange Act so require as a condition for exemption of the Plan from the application of Section 16(b), any equity security (as defined in the Exchange Act or the rules and regulations thereunder) offered pursuant to the Plan must be held for six months from the Grant Date and, in the case of any derivative security (as defined in the rules and regulations promulgated under Section 16) offered pursuant to the Plan, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, except in the event of the death or disability of the holder thereof. If any provision of the Plan or an Agreement requires modification to comply with the requirements of Section 16 and the rules thereunder, the Committee may waive, amend or modify the Plan or the Agreement accordingly. To the extent that any provision of this Plan or action by the Committee fails to comply with the Section 16 rules, it shall be null and void to the extent permitted by law and deemed advisable by the Committee.

  11.5 Transferability. Options, SARs and Share Rights granted under the Plan shall not be transferable other than by will or the laws of descent or distribution; and shall be exercisable only by the Participant during the Participant's lifetime; provided, however, to the extent permitted by Rule 16b-3 or any successor rule and an Agreement, an Agreement with respect to NSOs, SARs (other than SARs issued in connection with ISOs) or Share Rights may permit transfers, (a) in connection with a Participant's estate plan, to
(1) a Participant's family members, (2) a trust for the benefit of the Participant or the Participant's family members, or (3) other members of the Participant's household, or (b) pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

  11.6 Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of California.

ARTICLE 12. ADOPTION OF PLAN AND AWARDS BY FOREIGN AFFILIATES.

  Any foreign Affiliate of Homestake may adopt the Plan and grant NSOs, SARs and Share Rights if the grant of such NSOs, SARs and Share Rights and the form of the Agreement has been approved by the Committee. Any such foreign Affiliate shall enter into agreements with Homestake pursuant to which Homestake shall make available to the foreign Affiliate the Shares to be delivered on exercise of any such NSOs, SARs and Share Right.

ARTICLE 13. CHANGES IN CORPORATE STRUCTURE OR CONTROL.

  13.1 Corporate Transaction.

  (a) In the event of one or more of the following transactions ("Corporate Transaction"), and subject to the further provisions of this Article 13:

    (1) A consolidation or merger of Homestake, or an acquisition by Homestake or any of its Affiliates of another corporation or entity or its assets, or other corporate reorganization or acquisition transaction in which Homestake or any of its Affiliates is a participant, under the terms of which less than 75% of the voting power in the resulting or surviving corporation or entity is held by the shareholders of Homestake immediately preceding such event, except for a transaction, the principal purpose of which is to change the state of Homestake's incorporation;

    (2) more than 75% of the assets of Homestake are sold or otherwise disposed of; or

    (3) Homestake dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets,

then (i) all Options and SARs at the time outstanding under the Plan and not then otherwise fully exercisable shall, five business days immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of Shares subject to such Option or SAR and may be exercised for all or any portion of the Shares or cash for which the Option or SAR is so accelerated and (ii) all Shares and cash payments to which the holder of a Share Right is entitled under any Share Rights granted pursuant to this Plan shall be delivered to the Participant five business days prior to the specified effective date for the Corporation Transaction, free of all risks of forfeiture and other restrictions on ownership and transferability.

  (b) In no event shall any such acceleration in connection with a Corporate Transaction described in subparagraph (1) of paragraph (a) above occur if (1) Homestake is the resulting or surviving corporation or entity and each outstanding Option, SAR or Share Right continues in existence without change in its terms, or (2) if Homestake is not the resulting or surviving corporation or entity, the terms of the agreement in respect of the Corporate Transaction require as a condition to consummation that each such outstanding Option, SAR, or Share Right shall either be assumed by the resulting or surviving corporation or entity or Affiliate thereof or be replaced with a comparable Option and SAR or Share Right to purchase or receive shares of the resulting or surviving corporation or entity or Affiliate thereof. The determination of such comparability shall be made by the Committee (as constituted at least five business days prior to such event), and its determination shall be final, binding and conclusive.

  (c) In no event shall any such acceleration occur in connection with a Corporate Transaction described in subparagraph (2) or (3) of paragraph (a) above unless the Committee (as constituted at least five business days prior to such event) determines, in its discretion, that such acceleration is appropriate.

  (d) Notwithstanding the above, in the event of any Corporate Transaction the Committee shall have the discretion to cancel outstanding Options, SARs or Share Rights, in whole or in part, subject to such conditions as the Committee may determine, upon payment to (1) Option holders and SAR holders, with respect to each Option and SAR to be canceled, an amount in cash equal to the difference between (i) the Fair Market Value (at the effective date of such Corporate Transaction) of the consideration the Option holder or SAR holder would have received if the Option or SAR had been exercised immediately prior to the effective date of such Corporate Transaction and (ii) any amount payable by such holder upon exercise of the Option or SAR, and (2) holders of Share Rights, an amount in cash equal to the Fair Market Value (at the date of such Corporate Transaction) of the Shares subject to such Share Right less, if applicable, any amount payable by such holder with respect thereto.

  13.2 Change of Control.

  (a) In the event of one or more of the following occurrences ("Change of Control"):

    (1) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of Homestake's then outstanding shares, unless, not later than 30 business days after notice to Homestake of such event, the Board (as constituted immediately prior to such event) adopts a resolution that approves the transaction or determines that for purposes of the Plan no Change of Control has occurred (which resolution may be revoked by the Board at any time, in which case a Change of Control will be deemed to have occurred as of the date such revocation becomes effective);

    (2) During any period of two consecutive years, Directors who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or nomination for election by Homestake's shareholders, of each Director is approved by the vote of at least two-thirds of the Directors then still in office and who were Directors at the beginning of such period; or

    (3) The occurrence of any other change of control of a nature that would be required to be reported in accordance with Item 1(a) of Form 8-K pursuant to Sections 13 or 15(d) of the Exchange Act or in Homestake's proxy statement in accordance with Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or in any successor forms or regulations to the same effect;

unless, within 30 business days after notice to Homestake of such event, the Board (as constituted immediately prior to such event) adopts a resolution that approves the transaction or determines that for purposes of the Plan no Change of Control has occurred (which resolution may be revoked at any time, in which case a Change of Control will be deemed to have occurred on the date such revocation becomes effective); then (i) all Options and SARs at the time outstanding under the Plan and not then otherwise fully exercisable shall immediately become fully exercisable as of the date of the Change of Control and may be exercised for all or any portion of the Shares or cash for which the Option or SAR is so accelerated and (ii) all Shares and cash payments to which a holder of Share Rights is entitled under any Share Rights granted pursuant to this Plan (other than Non-Employee Director Share Rights) less, if applicable, any amount payable by such holder with respect thereto, shall be delivered to the Participant on or as soon as practicable following the Change of Control, free of all risks of forfeiture and other restrictions on ownership and transferability.

  13.3 Adjustments. If any change is made to the Shares issuable under the Plan by reason of a Corporate Transaction or a Change of Control pursuant to the provisions of this Article 13, the Commitee (or the Board, as applicable) shall adjust the maximum number and class of Shares issuable under the Plan, the number and class of Shares subject to Options, SARs and Share Rights, and the price, as provided in Section 3.3.

  13.4 No Effect on Rights of Company. The grant of Options, SARs and Share Rights under the Plan shall not affect the right of Homestake to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE 14. DEFINITIONS.

  14.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following meanings:

  "Affiliate" means any "parent corporation" or "subsidiary corporation," as such terms are defined in Code Sections 424(e) and 424(f).

  "Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

  "Award" means, individually or collectively, any award of an Option, an SAR, or a Share Right under the Plan.

  "Board" means Homestake's Board of Directors, as constituted from time to time.

  "Change of Control" shall have the meaning as defined in Article 13.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the Compensation Committee of the Board.

  "Corporate Transaction" shall have the meaning as defined in Article 13.

  "Director" means a member of the Board.

  "Employee" means any key employee of Homestake, an Affiliate or any corporation, joint venture, partnership or other entity in which Homestake has, directly or indirectly, at least a 20% equity ownership or profits interest. Neither service as a Director nor payment of a director's fee by Homestake shall be sufficient to constitute employment by Homestake.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exercise Price" means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Agreement.

  "Fair Market Value" means the fair market value of Shares, determined by the Committee, in its sole discretion, provided, however, for purposes of Article 7, "Fair Market Value" shall mean the average of the closing price of the Shares on the third through the seventh business days, inclusive, following the release of Homestake's annual earnings press release.

  "Grant Date" means, with respect to an Award, the date that the Award was granted by the Committee (or by the Board in the case of Article 7). Within a reasonable time thereafter, Homestake (or its foreign Affiliate where applicable pursuant to Article 12) will execute and deliver an Agreement to the Participant.

  "Homestake" means Homestake Mining Company, a Delaware Corporation.

  "ISO" means an incentive stock option described in Code Section 422(b).

  "NSO" means an Option not described in Code Sections 422 or 423.

  "Non-Employee Director" means a Director who is not an Employee.

  "Option" means an ISO or NSO granted under the Plan and entitling a Participant to purchase one Share.

  "Outside Director" means a Non-Employee Director who is an outside director as defined in Code Section 162(m).

  "Participant" means an individual or estate who holds an Award.

  "Plan" or "Amended Plan" means this Homestake Mining Company Stock Option And Share Rights Plan--1996, as it may be amended from time to time.

  "SAR" means a stock appreciation right granted under the Plan.

  "SAR Grant Price" means the amount established by the Committee as the grant price of an SAR.

  "Share" means one share of the common stock of Homestake.

  "Share Right" means the right to acquire a Share for no consideration or such consideration as the Committee determines.

  "Ten Percent Owner" means any Employee of Homestake or an Affiliate who is, on the Grant Date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of Homestake or any of its Affiliates.

  14.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in an Agreement.

                                                                      1600-PS-00

                           HOMESTAKE MINING COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 28, 2000

                    VOTING INSTRUCTION FORM FOR HOLDERS OF
                         HOMESTAKE CANADA INC. ("HCI")
                              EXCHANGEABLE SHARES

  These voting instructions are solicited on behalf of the Board of Directors of Homestake Mining Company

To holders of HCI Exchangeable Shares:

You are entitled to exercise voting rights at the Homestake Mining Company Annual Meeting to be held on April 28, 2000. You may instruct Montreal Trust Company of Canada, as trustee, to vote on your behalf. See paragraph A below. Alternatively, you may name one or more persons as proxy to vote on your behalf. See paragraph B below. Check the applicable boxes and, in the case of appointment of a proxy, insert the name of the person(s) chosen as your proxy in paragraph B (Check box A or box B):

[_] A. Voting Instructions to Montreal Trust Company of Canada. The undersigned hereby instructs Montreal Trust Company of Canada to vote as designated below, as to all HCI Exchangeable Shares held by the undersigned on March 6, 2000, at the Homestake Mining Company Annual Meeting or any postponement or adjournment thereof.

[_] B. Appointment of Proxy. The undersigned hereby appoints ________________ as proxy, with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote as designated below, as to all HCI Exchangeable Shares held by the undersigned on March 6, 2000, at the Homestake Mining Company Annual Meeting or any postponement or adjournment thereof. (Persons holding proxies must attend the Meeting in order to vote).

                  [                                         ]
                                AFFIX LABEL OF
                               INTERMEDIARY HERE

                  [(if you are not a registered shareholder)]

Business To Be Conducted:

1. Election of three Class I Directors (term of three years).

   [_]  FOR all nominees listed below         [_]  Withhold Authority
        (except as marked below)                   (on all nominees)

   The nominees for director are M. Norman Anderson, Robert H. Clark, Jr. and Jeffrey L. Zelms.

   Instruction: To withhold authority to vote for one or more nominees, print name(s) of nominee(s) on next line.

    _________________________________________________________________________

2. Approval of Amended Homestake Mining Company Stock Option and Share Rights Plan--1996.

   [_] FOR              [_] Against               [_] Abstain

3. Approval of appointment of PricewaterhouseCoopers LLP as independent auditors for 2000.

   [_] FOR              [_] Against               [_] Abstain


4. Consider Stockholder Proposal.

   [_] FOR              [_] Against               [_] Abstain

By execution of these voting instructions, the undersigned hereby authorizes Montreal Trust Company of Canada or the persons named as proxy (or their substitutes), as applicable, to vote in their discretion on such other business as may properly come before the meeting.

HCI EXCHANGEABLE SHARES WILL BE VOTED AS INSTRUCTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEM 4.

Dated ________________________, 2000
      (insert date of signing)
                                            ____________________________________

                                            ____________________________________

Sign exactly as name appears on this voting instruction form. If HCI Exchangeable Shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If holder is a corporation, sign in full corporate name by an authorized officer.

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY


                           HOMESTAKE MINING COMPANY

                             650 California Street
                        San Francisco, California 94108

                Annual Meeting of Stockholders - April 28, 2000
          This Proxy is Solicited on Behalf of the Board of Directors


   PROXY - The undersigned hereby appoints Jack E. Thompson, Walter T. Segsworth and Wayne Kirk as proxies, each with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote, as designated on the reverse side, all shares of common stock of Homestake Mining Company held of record by the undersigned on March 6, 2000 at the annual meeting of stockholders, or any postponement or adjournment thereof.


*************                                                      *************
*SEE REVERSE*                                                      *SEE REVERSE*
*   SIDE    *      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      *   SIDE    *
*************                                                      *************

HOMESTAKE MINING COMPANY

   c/o EquiServe
   P.O. Box 9398
   Boston, MA 02205-9398

   -----------------
   Vote by Telephone
   -----------------
   It's fast, convenient, and immediate!
   Call Toll-Free on a Touch-Tone Phone
   1-877-PRX-VOTE (1-877-779-8683)

   -----------------------------------------------------------------------------
   Follow these four easy steps:

   1. Read the accompanying Proxy Statement and Proxy Card.

   2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.

   3. Enter your 14-digit Control Number located on your Proxy Card above your name.

   4. Follow the recorded instructions.
   -----------------------------------------------------------------------------

   Your vote is important!
   Call 1-877-PRX-VOTE anytime!

   ----------------
   Vote by Internet
   ----------------
   It's fast, convenient, and your vote is immediately confirmed and posted.

   -----------------------------------------------------------------------------
   Follow these four easy steps:

   1. Read the accompanying Proxy Statement and Proxy Card.

   2. Go to the Website http://www.eproxyvote.com/hm

   3. Enter your 14-digit Control Number located on your Proxy Card above your name.

   4. Follow the instructions provided.
   -----------------------------------------------------------------------------

   Your vote is important!
   Go to http://www.eproxyvote.com/hm anytime!


   Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE
--------------------------------------------------------------------------------
[X] Please mark votes as in this example.

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBER 1, 2 AND 3 AND "AGAINST" NUMBER 4.

1. Election of Class I Directors (term of three years).
   Nominees:  (01) M. Norman Anderson    (02) Robert H. Clark, Jr. and
              (03) Jeffrey L. Zelms.

          FOR    [ ]                    [ ]  WITHHELD
          ALL                                FROM ALL
        NOMINEES                             NOMINEES

   [ ]
       -------------------------------------------------
       For all nominees except as noted above

2. Approval of Amended Homestake Mining Company Stock Option and Share Rights Plan--1996.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

3. Appointment of PricewaterhouseCoopers LLP as independent auditors for 2000.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

4. Consider Stockholder Proposal.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

   By execution of this proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting.

   Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by an authorized officer.

   Signature:                                 Date:
              ------------------------------        --------------------


   Signature:                                 Date:
              ------------------------------        --------------------